Exhibit 4.4

Execution Version

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on July 1, 2020 (the “Signing Date”) by and between:

1.                                      Leading Ideal Inc., an exempted company organized under the Laws of the Cayman Islands (the “Company”), whose registered office is located at P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands;

2.                                      Leading Ideal HK Limited, a company organized under the Laws of Hong Kong (the “HK Subsidiary”), whose registered office is located at Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong;

3.                                      Beijing Co Wheels Technology Co., Ltd. (北京罗克维尔斯科技有限公司), a company organized under the Laws of China (the “WFOE”), whose legal address is Room 701, 7/F, Lianluo Building, Unit 3, House 10, Wangjing Street, Chaoyang District, Beijing, China;

4.                                      Beijing Leading Automobile Sales Co., Ltd. (北京励鼎汽车销售有限公司), a company organized under the Laws of China (the “Beijing Sales WFOE”), whose legal address is Room 106, Building 1, No. 4 Hengxing Road, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Functional Zone), China;

5.                                      Leading (Xiamen) Private Equity Investment Co., Ltd. (励顶（厦门）股权投资有限公司), a company organized under the Laws of China (the “Xiamen WFOE”), whose legal address is Unit H, No.431, 4/F, Building C, Xiamen International Shipping Center, 93 Xiangyu Road, Xiamen District, China (Fujian) Free Trade Zone, China;

6.                                      Beijing CHJ Information Technology Co., Ltd. (北京车和家信息技术有限公司), a company organized under the Laws of China (“Beijing CHJ”), whose legal address is Room 101, Building 1, No. 4 Hengxing Road, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Functional Zone), China;

7.                                      Beijing Xindian Transport Information Technology Co., Ltd. (北京心电出行信息技术有限公司), a company organized under the Laws of China (“Xindian Information”), whose legal address is Room 702, 7/F, Lianluo Building, Unit 3, House 10, Wangjing Street, Chaoyang District, Beijing, China;

8.                                      Jiangsu CHJ Automobile Co., Ltd. (江苏车和家汽车有限公司), a company organized under the Laws of China (“Jiangsu CHJ”), whose legal address is No. 108 Fenglin South Road, Wujin National High-Tech Industrial Development Zone, China;

9.                                      Beijing Chelixing Information Technology Co., Ltd. (北京车励行信息技术有限公司), a company organized under the Laws of China (“Beijing Chelixing”),

whose legal address is Room 703, 7/F, Lianluo Building, Unit 3, House 10, Wangjin Street, Chaoyang District, Beijing China;

10.                               Jiangsu Xindian Interactive Automobile Sales and Services Co., Ltd. (江苏心电互动汽车销售服务有限公司), a company organized under the Laws of China (“Jiangsu Xindian”), whose legal address is Room 271, No. 18 Xinya Road, Wujin National high-Tech Industrial Development Zone, Changzhou, China;

11.                               Chongqing Leading Ideal Automobile Co., Ltd. (重庆理想汽车有限公司), a company organized under the Laws of China (“Chongqing Leading”), whose legal address is 12 Fengqi Road, Caijiagang Town, Beibei District, Chongqing, China;

12.                               Jiangsu Zhixing Financial Leasing Co., Ltd. (江苏智行融资租赁有限公司), a company organized under the Laws of China (“Jiangsu Zhixing”), whose legal address is No. 108 Fenglin South Road, Wujin National high-Tech Industrial Development Zone, Changzhou, China;

13.                               Jiangsu Xitong Machinery Co., Ltd. (江苏希通机械设备有限公司), a company organized under the Laws of China (“Jiangsu Xitong”), whose legal address is Room 258, No. 18 Xinya Road, Wujin National high-Tech Industrial Development Zone, Changzhou, China;

14.                               the companies listed on Schedule I attached hereto (as to the applicable Ordinary Shares held by the respective companies, each a “Founder Holding Company” and collectively the “Founder Holding Companies”);

15.                               each of the individuals listed on Schedule I attached hereto (as to the applicable Ordinary Shares beneficially owned by the respective individuals, each a “Founder” and collectively the “Founders”); and

16.                               each of the Persons listed on Schedule II attached hereto (as to the respective Persons holding applicable Preferred Shares, each a “Preferred Shareholder” and collectively the “Preferred Shareholders”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein without definition have the meanings set forth in the Investor Series D SPA.

RECITALS

A                                       The Company, the Founders, the Founder Holding Companies, certain holders of Preferred Shares, and other parties named therein entered into certain Securities Holders Agreement dated as of July 2, 2019, which was amended on January 3 and May 5, 2020 (the “Prior Shareholders Agreement”).

B                                       Certain investors have agreed to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to such investors, a certain number of Series D Preferred Shares of the Company on the terms and conditions set forth in the Series D Preferred Share Purchase Agreement dated as of July 1, 2020 by and between the Company, the Founders, the Founder Holding Companies, such investors, and other parties named therein (the “Investor Series D SPA”).

C                                       AMP Lee Ltd. has agreed to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to AMP Lee Ltd., a certain number of Series D Preferred Shares of the Company on the terms and conditions set forth in the Series D Preferred Share Purchase Agreement dated as of July 1, 2020 by and between the Company, AMP Lee Ltd., and other parties named therein (the “Founder Series D SPA”, together with the Investor Series D SPA, the “Series D SPAs”, and each, a “Series D SPA”).

D                                       Each Series D SPA stipulates that the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated under such Series D SPA.

E                                        In connection with the consummation of the transactions contemplated by the Series D SPAs, the Parties desire to enter into this Agreement to amend and restate the Prior Shareholders Agreement in its entirety on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                      Definitions.

1.1.                            The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or China, as applicable from time to time, applied on a consistent basis.

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of a Subject Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with the Subject Person, and (ii) in the case of a Subject Person being a natural person, any other Person that is a relative (any spouse, child, parent, grandparent, or sibling of the Subject Person (whether by blood, marriage, or adoption)) of the Subject Person or trust or family trust of which the Subject Person and/or any of the Subject Person’s family members is a beneficiary.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Securities Act and the Exchange Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” means, with respect to any Person, (i) a corporation or organization (other than the Group Companies) of which such Person is an officer, director, or partner or is a beneficial owner of five percent (5%) or more of any class of Equity Securities of such corporation or organization, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse.

“Auditor” means any of Deloitte, EY, KPMG, and PwC, commonly referred to as the “Big Four,” or a reputable firm of independent certified public accountants as approved by the Board.

“Board” means the board of directors of the Company.

“Business” means the business of research and development, design, manufacture, sale, repair and maintain of new energy vehicles, auto finance, second-hand vehicle trading, vehicle sharing, mobility services, and battery-pack solutions.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in China, Hong Kong, the United States, or the Cayman Islands.

“Charter Documents” means, with respect to a particular legal entity, the articles or certificate of incorporation, formation, or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Class A Ordinary Share Equivalents” means any Equity Securities that are convertible into or exchangeable or exercisable for Class A Ordinary Shares, including without limitation the Preferred Shares and Class B Ordinary Shares.

“Class A Ordinary Shares” the Class A ordinary shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Closing” has the meaning set forth in the Investor Series D SPA.

“Commission” means (i) with respect to any offering of securities in the United States, the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Competitor” means, except as expressly provided in this Agreement, any entity who primarily engages in the Business, and each such entity’s Subsidiaries, the Controlling shareholder, or any surviving entities or successors of any such entity.

“Compliance Laws” means all anti-bribery or anti-corruption, anti-money laundering, record keeping, and internal control related Laws or regulations that are applicable to the business and transactions of the Group Companies, including laws and regulations relating to anti-corruption, anti-commercial bribery, and anti-unfair competition in China, the FCPA, and applicable anti-bribery and anti-corruption laws of other countries.

“Contract” means a contract, agreement, understanding, indenture, note, bond, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a Subject Person means the power or authority, whether exercised or not, to direct the business, management, and policies of such Subject Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the voting of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Subject Person or power to control the composition of a majority of the board of directors of such Subject Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” has the meaning given to such term in the Investor Series D SPA.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right, or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the regulations and rules promulgated thereunder.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the

Securities Act or any successor form or substantially similar form then in effect.

On a “fully-diluted basis” means, for the purpose of calculating share numbers of the Company, that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities directly or indirectly convertible into or exercisable or exchangeable for the Class A Ordinary Shares, and Equity Securities which have been reserved for issuance pursuant to the ESOP or granted as awards pursuant to any share incentive plans adopted by the Company after the date hereof, have been so converted, exercised, exchanged or issued.

“Governmental Authority” means any government of any nation, federation, province, or state, or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, or instrumentality of China or any other country, or any political subdivision thereof, any court, tribunal, or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, award, judgment, injunction, or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means any of the Company, the HK Subsidiary, and the PRC Companies, together with each Subsidiary of any of the foregoing, and “Group” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken, or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds, and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures, or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets, or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit, or similar facilities, (viii) all obligations to purchase, redeem, retire, defease, or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge, or cap agreement, and (x) all guarantees issued in respect of the indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the indebtedness guaranteed.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 of Appendix A hereto to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations, and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights, and works of authorship (including artwork, Software, computer programs, source code, object code, and executable code, firmware, development tools, files, records, and data, and related documentation), (iv) URLs, web sites, web pages, and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Equity Securities under the Applicable Securities Laws.

“Key Group Companies” means, collectively, the Company, the HK Subsidiary, the WFOE, the Beijing Sales WFOE, the Xiamen WFOE, Beijing CHJ, Xindian Information, Jiangsu CHJ, Beijing Chelixing, Jiangsu Xindian, Chongqing Leading, Jiangsu Zhixing, and Jiangsu Xitong, and “Key Group Company” refers to any of them.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Majority Ordinary Holders” means the holders of over 50% of the voting power of the then outstanding Ordinary Shares.

“Majority Preferred Holders” means the holders of over 50% of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis).

“Matrix” means Xiamen Xinweidachuang Investment Partnership (Limited Partnership) (厦门新纬达创投资合伙企业（有限合伙）).

“Meituan” means Inspired Elite Investments Limited.

“Meituan Restricted Persons” means such entities as set forth in Schedule IV attached hereto.

“Meituan Series D Issue Price” has the meaning set forth in the Memorandum and Articles.

“Memorandum and Articles” means the second amended and restated memorandum of association of the Company and the second amended and restated articles of association of the Company, adopted by special resolutions of the shareholders of the Company and effective in accordance with applicable Laws on the date hereof, as amended from time to time.

“Ordinary Shareholder” means a holder of Class A Ordinary Shares or of Class B Ordinary Shares.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Original Issue Price” has the meaning given to such term in the Memorandum and Articles.

“Person” means any individual, corporation, company, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate, or other enterprise or entity.

“PRC” or “China” means the People’s Republic of China, excluding, solely for the purposes of this Agreement and the other Transaction Documents, Hong Kong, Macau Special Administrative Region, and Taiwan.

“PRC Companies” means the WFOE, the Beijing Sales WFOE, the Xiamen WFOE, Beijing CHJ, Xindian Information, Jiangsu CHJ, Beijing Chelixing, Jiangsu Xindian, Chongqing Leading, Jiangsu Zhixing, and Jiangsu Xitong, together with each Subsidiary of any of the foregoing, and “PRC Company” refers to each of them.

“Preferred Shares” means the Series Pre-A Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares, the Series C Preferred Shares, and the Series D Preferred Shares.

“Public Official” means (a) officers, employees, and other Persons (regardless of seniority) working in an official capacity on behalf of any branch of a government (including legislative, administrative, judicial, military, or public education departments) at any level (including county and municipal level, provincial level, or central level), or any department or agency thereof, (b) political party officials and candidates for political office, (c) directors, officers, and employees of state-owned, state-controlled, or state-operated enterprises, (d) officers, employees, and other persons working in an official capacity on behalf of any public international organization (regardless of seniority), such as the United Nations or the World Bank, (e) director, officer, employee, or agent of a wholly or partially state-owned or state-controlled enterprise, including a PRC state-owned or controlled enterprise, or (f) close relatives (including parents, children, spouse, and parents-in-law), close friends, and business partners of persons identified above.

“Qualified IPO” means an initial public offering of the Company’s Class A Ordinary Shares and listing of such shares (or securities representing such shares) on an internationally recognized stock exchange in the United States or Hong Kong as approved by the Board, with the total pre-money market valuation implying an issue price per share of the Company no less than an amount equal to Meituan Series D Issue Price, plus an aggregate interests calculated at a compound rate of 10% per annum, commencing from the Closing until the date of the Qualified IPO, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, mergers, or similar transactions.

“Registrable Securities” means (i) the Class A Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Class A Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Class A Ordinary Shares owned or hereafter acquired by the Preferred Shareholders prior to the consummation of an IPO; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to  Section 11.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings correlative to the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Requisite Preferred Holders” means holders of at least one third (1/3) of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis), provided that for the purpose of calculating the number of consents on a matter from the aforesaid one third (1/3) of the voting power of the then outstanding Preferred Shares, AMP Lee Ltd. shall be entitled to vote but its consent shall not be counted as a Shareholder who has voted in favor of such matter.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations and rules promulgated thereunder.

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A-2 Preferred Shares” means the Series A-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A-3 Preferred Shares” means the Series A-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-1 Preferred Shares” means the Series B-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-2 Preferred Shares” means the Series B-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-3 Preferred Shares” means the Series B-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Closing Date” means December 16, 2019.

“Series C Issue Price” has the meaning set forth in the Memorandum and Articles.

“Series C Lead Investor” means Zijin Global Inc.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D Issue Price” has the meaning set forth in the Memorandum and Articles.

“Series D Preferred Share” means the Series D Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series Pre-A Preferred Share” means the Series Pre-A Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholder” means a holder of Shares, including any Person that becomes a holder of Shares in accordance with the terms of this Agreement and executes a Deed of Adherence substantially in the form attached hereto as Appendix B.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Source Code Capital” means Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership) ((厦门源加创业投资合伙企业（有限合伙）).

“SPV Indirect Transfer” means a Transfer conducted by any partner or shareholder of the SPV, including the Transfer (including new issuance) of any shares or interest of the SPV.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Super Majority Preferred Holders” means the holders of over 50% of the voting power of the then outstanding Series Pre-A Preferred Shares, the holders of over 50% of the voting power of the then outstanding Series A-1 Preferred Shares, the holders of over 50% of the voting power of the then outstanding Series A-2 Preferred Shares, the holders of over 50% of the voting power of the then outstanding Series A-3 Preferred Shares, the holders of over 50% of the voting power of the then outstanding Series B-1 Preferred Shares, the holders of over 50% of the voting power of the then outstanding Series B-2 Preferred Shares, the holders of over 50% of the voting power of the then outstanding Series B-3 Preferred Shares, the holders of over 50% of the voting power of the then outstanding Series C Preferred Shares, and the holders of over 50% of the voting power of the then outstanding Series D Preferred Shares, each voting as a separate class.

“Transaction Documents” means this Agreement, the Series D SPAs, the Memorandum and Articles, and each of the other agreements and documents entered into between certain Parties or otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer” means, directly or indirectly, sell, give, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right to, or right with respect to all or any part of any interest in, any subject Equity Securities or any right, title, or interest therein or thereto.

“U.S.” or “United States” means the United States of America.

In addition, the following terms have the meanings defined for such terms in the Sections or Appendices set forth below:

“Agreement”	Preamble
“Additional Number”	Section 3.4(ii)
“American Depositary Receipts” or “American Depositary Shares”	Section 6.6 of Appendix A
“Approved Sale”	Section 9.1(i)
“Beijing Chelixing”	Preamble
“Beijing CHJ”	Preamble
“Beijing Sales WFOE”	Preamble
“Board Observer”	Section 7.1(ii)
“Chongqing Leading”	Preamble

“Company”	Preamble
“Company Redemption Right”	Section 4.1(vi)
“Co-Sale Notice”	Section 4.3(i)
“Confidential Information”	Section 10.4(i)
“Designating Investor”	Section 7.1(ii)
“Dispute”	Section 11.5(i)
“Drag Holders”	Section 9.1(i)
“ESOP Plan”	Section 3.3(i)
“Exercising Shareholders”	Section 4.2.3
“Exempt Registration”	Section 2.3.1 & 3.4 of Appendix A
“Exempt Transfer”	Section 4.1(iii)
“Financial Statements”	Section 6.1(i)
“First Participation Notice”	Section 3.4(i)
“Founder” or “Founders”	Preamble
“Founder Holding Company” or “Founder Holding Companies”	Preamble
“Founder Exercise Period”	Section 4.2.5(iii)
“Founder Option Period”	Section 4.2.5(iii)
“Founder’s Right of First Offer”	Section 4.2.5(iii)
“Founder Series D SPA”	Recitals
“HK Subsidiary”	Preamble
“HKIAC”	Section 11.5(i)
“HKIAC Rules”	Section 11.5(i)
“Investor Director”	Section 7.1(i)
“Investor Series D SPA”	Recitals
“Jiangsu CHJ”	Preamble

“Jiangsu Xindian”	Preamble
“Jiangsu Xitong”	Preamble
“Jiangsu Zhixing”	Preamble
“Lead Investor”	Section 4.2.5(i)
“Lead Investor Exempt Transfer”	Section 4.2.5(i)
“Lead Investor Offered Shares”	Section 4.2.5(iii)
“Lead Investor Permitted Transferred Shares”	Section 4.2.5(ii)
“Lead Investor Permitted Transferred Series C Shares”	Section 4.2.5(ii)
“Lead Investor Permitted Transferred Series D Shares”	Section 4.2.5(ii)
“Lead Investor Transfer Notice”	Section 4.2.5(iii)
“Lead Investor Transferred Shares”	Section 4.2.5(iii)
“More Favorable Terms”	Section 10.10
“Next Round Financing”	Section 10.10
“Next Round Investors”	Section 10.10
“New Securities”	Section 3.3
“Offered Shares”	Section 4.2.1
“Offeror”	Section 9.1
“Option Period”	Section 4.2.2(i)
“Ordinary Director” or “Ordinary Directors”	Section 7.1(i)
“Ordinary Transferor”	Section 4.3(i)
“Oversubscription Participants”	Section 3.4(ii)
“Party” or “Parties”	Preamble
“Permitted Transferee”	Section 4.1(iii)
“Preemptive Rights Holder”	Section 3.1

“Preferred Shareholder” or “Preferred Shareholders”	Preamble
“Preemptive Right”	Section 3.1
“Pro Rata Share”	Section 3.2 & Section 4.2.2(ii)
“Registration Right”	Section 2 & Appendix A
“Restricted Business”	Section 10.3
“ROFR Offerees”	Section 4.2.1
“Second Participation Notice”	Section 3.4(ii)
“Second Participation Period”	Section 3.4(ii)
“Selling Shareholder”	Section 4.3(i)
“Series D SPAs”	Recitals
“SPV”	Section 4.1(vi)
“SPV Recipient”	Section 4.1(vi)
“SPV Transfer Shares”	Section 4.1(vi)
“SPV Notice”	Section 4.1(vi)
“Subsidiary Board”	Section 7.5
“Transfer Notice”	Section 4.2.1
“Transferor”	Section 4.2.1
“Violation”	Section 5.1(i) of Appendix A
“WFOE”	Preamble
“Xiamen WFOE”	Preamble
“Xindian Information”	Preamble

1.2.         Interpretation.  For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits, and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents, and any other document shall be construed as references to such document as the same may be amended, supplemented, or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, indirectly through one or more intermediate Persons, or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis), (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, reenacting, extending or made pursuant to the same or which is modified, reenacted, or extended by the same or pursuant to which the same is made, (xv) the term “as-converted” means the calculation is to be made assuming the full conversion into Class A Ordinary Shares of any Equity Securities in the share capital of the Company, and (xvi) all references to U.S. dollars or to “US$” are to currency of the United States of America and all references to Renminbi or to “RMB” are to currency of China (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.            Registration Right.  The Parties hereby acknowledge and agree to the terms set forth in Appendix A attached hereto, making provision for certain registration rights, and such terms in Appendix A hereto form an integral part of this Agreement and are binding on the Parties as if such terms were set forth in the body of this Agreement.

3.                                      Preemptive Right.

3.1.         General.  The Company hereby grants to each holder of Preferred Shares (the “Preemptive Rights Holder”) the right of first refusal to purchase such Preemptive Rights Holder’s Pro Rata Share (and any oversubscription, as provided below), of all (or any part) of any New Securities that the Company may from time to time issue after the date hereof (the “Preemptive Right”).

3.2.         Pro Rata Share.  As used in this Section 3, a Preemptive Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (i) the number of Ordinary Shares on an as-converted basis held by such Preemptive Rights Holder immediately prior to the issuance of New Securities giving rise to the Preemptive Rights, to (ii) the total number of Ordinary Shares on an as-converted basis held by all Preemptive Rights Holders immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

3.3.         New Securities.  For purposes hereof, “New Securities” means any Equity Securities of the Company issued after the date hereof, except for:

(i)            such number of Class A Ordinary Shares that has been duly reserved as of the Closing for issuance under the Company’s employees share option plan duly adopted on or prior to the Closing, the reserved number of which can be increased from time to time as approved by the Company in accordance with this Agreement and the Memorandum and Articles, as well as any other Class A Ordinary Shares and options or warrants therefor issued to employees, officers, directors, contractors, advisors, or consultants of the Group Companies pursuant to the Company’s employee share option plans to be duly adopted by the Company in accordance with this Agreement and the Memorandum and Articles, each as adjusted in connection with share splits or share consolidation, reclassification, or other similar event (“ESOP Plan”);

(ii)           any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification, or other similar event duly approved in accordance with this Agreement and the Memorandum and Articles;

(iii)          any Equity Securities of the Company issued as dividend or distribution solely on the Preferred Shares in accordance with the Memorandum and Articles, or in connection with a subdivision, combination, reclassification, or similar event of the Preferred Shares;

(iv)          any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as duly approved in accordance with this Agreement and the Memorandum and Articles; and

(v)           any Class A Ordinary Shares issued upon the conversion of the Preferred Shares.

3.4.         Procedures.

(i)            First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Preemptive Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Rights Holder shall have thirty (30) days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Preemptive Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemptive Rights Holder’s Pro Rata Share of such New Securities). If any Preemptive Rights Holder fails to so respond in writing within such thirty- (30-) day period, then such Preemptive Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)           Second Participation Notice; Oversubscription.  If any Preemptive Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to the participating Preemptive Rights Holders that have exercised their Preemptive Rights in full (the “Oversubscription Participants”) in accordance with subsection (i) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the aggregate of the Additional Numbers of all Oversubscription Participants exceed the total number of the remaining New Securities available for purchase, each Oversubscription Participant’s Additional Number shall be reduced to such number of remaining New Securities equal to the number of the remaining New Securities available for subscription multiplied by a fraction, the numerator of which is the number of Ordinary Shares on an as-converted basis held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares on an as-converted basis held by all the Oversubscription Participants.

3.5.         Failure to Exercise.  Upon the expiration of the Second Participation Period, or in the event no Preemptive Rights Holder exercises the Preemptive Rights within thirty (30) days following the issuance of the First Participation Notice, the Company shall have one hundred and twenty (120) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Preemptive Rights Holders pursuant to this Section 3.

3.6.         Closing.  If any Preemptive Rights Holder elects to purchase New Securities, then payment for the New Securities to be purchased by such Preemptive Rights Holder in accordance with this Section 3 shall be made by wire transfer of immediately available funds, against delivery of such New Securities (including the delivery of share certificates or other instruments evidencing the issue of New Securities thereof) to be purchased, remotely via electronic exchange of documents and signatures in accordance with the written definitive agreements then mutually agreed by and between the Company and the Preemptive Rights Holder which elects to purchase New Securities.

3.7.         Termination.  The provisions of this Section 3 shall terminate upon the earlier of the consummation of an IPO or the occurrence of a Deemed Liquidation Event.

4.                                      Restriction on Transfers; Rights of First Refusal and Co-Sale Rights.

4.1.         Restriction on Transfers.

(i)            Founders and Ordinary Shareholders.  Subject to Section 4.1(iii) and Section 5, each of the Founders, the Founder Holding Companies, and other Ordinary Shareholders shall not Transfer any Ordinary Shares of the Company now or hereafter owned or held by such Ordinary Shareholder, during the period commencing on the Closing and ending on the consummation of an IPO, without the prior written consent of Preferred Shareholders other than the holders of Series Pre-A Preferred Shares.

(ii)           Preferred Shareholders.  Subject to Section 5, each Preferred Shareholder may Transfer any Equity Securities of the Company now or hereafter owned or held by it without limitation; provided that (a) such Transfer is effected in compliance with all applicable Laws and this Section 4; (b) the transferee, prior to the completion of the Transfer, shall have executed and delivered a Deed of Adherence substantially in the form attached hereto as Appendix B to join in and be bound by the terms of this Agreement as a “Preferred Shareholder” (if not already a Party hereto); (c) with respect to the Preferred Shareholders other than Series C Lead Investor and Meituan, the transferee cannot be a Competitor of the Company, unless otherwise agreed by the Founders and the Majority Preferred Holders; and (d) with respect to the Series C Lead Investor and Meituan, the transferee shall not be a Competitor of the Company, unless otherwise agreed by the Founders.

(iii)          Exempt Transfer.  Notwithstanding anything to the contrary contained herein but subject to Section 5, the right of first refusal under Sections 4.2 and the co-sale rights under Section 4.3 of the Preferred Shareholders shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship or pursuant to the terms of the ESOP Plan,  (b) any Transfer to any Ordinary Shareholder’s ultimate beneficiary or the parents, children, spouse, or a trustee, executor, or other fiduciary for the benefit of such ultimate beneficiary’s parents, children, spouse for bona fide estate planning purposes, or wholly-owned Subsidiaries of such Ordinary Shareholder or its ultimate beneficiary (each, a “Permitted Transferee”), provided that each such Permitted Transferee, prior to the completion of the Transfer, shall have executed and delivered a Deed of Adherence substantially in the form attached hereto as Appendix B with respect to the transferred Ordinary Shares and such Ordinary Shareholder shall remain subject to the terms and restrictions set forth in this Agreement and remain liable for any breach by each such Permitted Transferee of any provisions of this Agreement, (c) any Transfer by the Founders and the Founder Holding Companies of up to 51,000,000 Ordinary Shares beneficially held by the Founders (with respect to Mr. Xiang Li, 48,000,000 Ordinary Shares held by AMP Lee Ltd.; with respect to Mr. Yanan Shen, 3,000,000 Ordinary Shares held by Da Gate Limited) on a cumulative basis in a single or a series of transactions to any Person, provided that such Transfer has no adverse effect on an IPO; provided that, each transferee of the transferred Ordinary Shares, prior to the completion of such Transfer, shall have executed and delivered a Deed of Adherence substantially in the form attached hereto as Appendix B with respect to such transferred Ordinary Shares, (d) any Transfer pursuant to Section 9; or (e) any Transfer between the Founders and their respective Founder Holding Company (i.e. Transfer from one Founder to the Founder Holding Company owned by the other Founder is prohibited).

(iv)                              Prohibited Transfers Void.  Any Transfer of Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company, and shall not be recognized by the Company or any other Party. The Company shall update its register of members upon the consummation of any Transfer of Equity Securities of the Company that is made in compliance with this Agreement and the applicable Laws.

(v)                                 No Indirect Transfers.  Each Founder, each Founder Holding Company, and each of the other Ordinary Shareholders agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person, or otherwise.

(vi)                              SPV Indirect Transfers. Subject to Section 5, if any of the Preferred Shareholders has established any entity (the “SPV”) that can itself be sold or otherwise disposed of in order to dispose of any interest in the Equity Securities of the Company, and the SPV (a) proposes to conduct a SPV Indirect Transfer of any Equity Securities of the Company or any interest therein to a Person (other than to any of its Affiliates, provided that such Affiliate shall not be a Competitor) (the “SPV Recipient”); and (b) the transfer price per share of the Company on a fully-diluted basis is lower than the Series D Issue Price, then the SPV shall give the Company written notice (the “SPV Notice”), which shall include (x) a description of the Equity Securities to be transferred (the “SPV Transfer Shares”), (y) the identity and address of the prospective transferee, and (z) the consideration and the material terms and conditions upon which the proposed SPV Indirect Transfer is to be made. The SPV Notice shall also include a copy of any written proposal, term sheet, letter of intent, or other agreement relating to the proposed Transfer. Each SPV hereby unconditionally and irrevocably grants to the Company a redemption right (the “Company Redemption Right”) to purchase all or any portion of the SPV Transfer Shares to be included in such proposed SPV Indirect Transfer, at the same price and on the same terms and conditions as those offered to the prospective SPV Recipient. Such right shall at all times be exercised in accordance with the provisions of applicable laws. The Company has the right to exercise its Company Redemption Right under this Section 4.1(vi) by giving an exercise notice to the SPV, within fifteen (15) Business Days after delivery of the SPV Notice.

(vii)                           Cumulative Restrictions.  For the avoidance of any doubt, the restrictions on Transfer set forth in this Agreement on a Party are cumulative with, and in addition to, the restrictions set forth in each other agreement imposing restrictions on Transfer by such Person of Equity Securities of the Company.

4.2.                            Rights of First Refusal.

4.2.1                     Transfer Notice.  Subject to the restrictions and exemptions set forth in Section 4.1 and subject to Section 5 hereof, if any Shareholder other than the Series C Lead Investor and Meituan  (a “Transferor”) proposes to Transfer any Equity Securities of the Company or any interest therein to any Person (other than to any Affiliate of such Transferor, provided that such Affiliate shall not be a Competitor), then the Transferor shall give all the other non-transferring Shareholders (the “ROFR Offerees”) written notice of the Transferor’s intention to make the Transfer (the

“Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity and address of the prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet, letter of intent, or other agreement relating to the proposed Transfer.

4.2.2                     Option of ROFR Offeree(s).

(i)                                     Each ROFR Offeree shall have an option for a period of ten (10) Business Days following the delivery of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(ii)                                  As used in this Section 4.2.2, a ROFR Offeree’s “Pro Rata Share” of such Offered Shares is the ratio of (i) the number of Ordinary Shares on an as-converted basis held by such ROFR Offeree on the date of the Transfer Notice, to (ii) the total number of Ordinary Shares on an as-converted basis held by all ROFR Offerees on the date of the Transfer Notice.

(iii)                               Subject to Applicable Securities Laws, each ROFR Offeree shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Affiliates are not Competitors and such ROFR Offeree notifies the Company and the Transferor in writing.

4.2.3                     Procedure.  If any ROFR Offeree gives the Transferor notice that it desires to purchase Offered Shares, then payment for the Offered Shares to be purchased shall be made by check (if agreed by the Transferor), or by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased and an instrument of transfer duly executed by the Transferor whereby the Transferor agrees to Transfer such Offered Shares to the ROFR Offerees, at a place agreed to by the Transferor and all the ROFR Offerees that elected to purchase its entire Pro Rata Share of the Offered Shares (the “Exercising Shareholders”) and at the time of the scheduled closing therefor, but if they cannot agree, then at the executive offices of the Company on the 30th day after the ROFR Offeree’s receipt of the Transfer Notice, unless such notice contemplated a later closing date with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 4.2.4, in which case the closing shall be on such later date or as provided in Section 4.2.4(iv). The Company shall update its register of members upon the consummation of any such Transfer.

4.2.4                     Valuation of Property.

(i)                                     Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of Indebtedness, the ROFR Offerees shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(ii)                                  If the Transferor and the Exercising Shareholders holding a majority of the Offered Shares elected to be purchased by all Exercising Shareholders (if they are purchasers) cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of such groups or, if they cannot agree on an appraiser within the Option Period, each such group shall select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(iii)                               The cost of such appraisal shall be shared equally by the Transferor(s), on the one hand, and the purchasers pro rata based on the number of Offered Shares such purchaser is purchasing, on the other hand.

(iv)                              If the value of the purchase price offered by the prospective transferee is not determined within thirty (30) days following the Company’s receipt of the Transfer Notice from the Transferor, the closing of the purchase of Offered Shares by the Exercising Shareholders shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 4.2.3.

4.2.5                     Transfer by Lead Investor.

(i)                                     Notwithstanding anything to the contrary in this Agreement and other Transaction Documents, the Series C Lead Investor and Meituan (collectively, the “Lead Investors” and each a, “Lead Investor”) may Transfer the Series C Preferred Shares or the Series D Preferred Shares held by them to any of their respective Affiliates provided that such Affiliate shall not be Competitors (the “Lead Investor Exempt Transfer”); provided further that, each transferee of the Lead Investor Exempt Transfer, prior to the completion of such transfer, shall have executed and delivered a Deed of Adherence substantially in the form attached hereto as Appendix B with respect to such transferred Series C Preferred Shares or the Series D Preferred Shares.

(ii)                                  Subject to the restriction set forth in Sections 4.1 and without prejudice to Section 4.2.5(i), the Series C Lead Investor may Transfer up to 52,557,610 Series C Preferred Shares (the “Lead Investor Permitted Transferred Series C Shares”) on a cumulative basis in a single or a series of transactions and Meituan may Transfer up to 106,408,368 Series D Preferred Shares (the “Lead Investor Permitted Transferred Series D Shares”, together with the Lead Investor Permitted Transferred Series C Shares, the “Lead Investor Permitted Transferred Shares”) on a cumulative basis in a single or a series of transactions (such transfer, collectively and each, the “Lead Investor Permitted Transfer”); provided that, each transferee of the Lead Permitted Transfer, prior to the completion of such transfer, shall have executed and delivered a Deed of Adherence substantially in the form attached hereto as Appendix B with respect to such Lead Permitted Transferred Shares; provided further that, in the event that any Lead Investor proposes to Transfer any Equity Securities to any Person that does not constitute a Lead Investor Exempt Transfer, with a transfer price per share less than the Series C Issue Price (with respect to the Transfer by the Series C Lead Investor) or Meituan Series D Issue Price (with respect to the Transfer by Meituan) (for the avoidance of doubt, regardless of whether such Transfer is a Lead Investor Permitted Transfer or not), each Founder and Founder Holding Company shall be entitled to exercise the Founder’s Right of First Offer in accordance with the mechanism set forth in Section 4.2.5(iii) mutatis mutandis in respect to all the Equity Securities being Transferred.

(iii)                               In the event that any Lead Investor proposes to Transfer any Equity Securities to any Person, which is not a Lead Investor Exempt Transfer or Lead Investor Permitted Transfer, such Lead Investor shall give the Founders and the Founder Holding Companies written notice of its intention to make the Transfer (the “Lead Investor Transfer Notice”), which shall include (a) the number of the Series C Preferred Shares or Series D Preferred Shares to be transferred (the “Lead Investor Transferred Shares”) and the number of such Series C Preferred Shares or Series D Preferred Shares to be offered to the Founders and the Founder Holding Companies thereof (the “Lead Investor Offered Shares”), provided that the number of the Lead Investor Offered Shares shall be no less than the number of the Lead Investor Transferred Shares minus the number of the Lead Investor Permitted Transferred Series C Shares or the Lead Investor Permitted Transferred Series D Shares, as applicable, and (b) the targeted transferee(s), consideration, and the material terms and conditions upon which the proposed Transfer is to be made. Each Founder and Founder Holding Company shall have an option for a period of five (5) Business Days following the delivery of the Lead Investor Transfer Notice (the “Founder Option Period”) to elect to purchase only all of the Lead Investor Offered Shares at the same price and subject to the same terms and conditions as described in the Lead Investor Transfer Notice, by notifying the transferring Lead Investor  and the Company in writing before expiration of the Founder Option Period (the “Founder’s Right of First Offer”). If the Founders or Founder Holding Companies do not elect to purchase all of the Lead Investor Offered Shares during the Founder Option Period, or fail to reach a binding purchase agreement with respect to the purchase of all of the Lead Investor Offered Shares during ten (10) Business Days after its delivery of  the written purchase notice (or other period as agreed by the transferring Lead Investor and the Founders and the Founder Holding Companies) (the “Founder Exercise Period”), then the transferring Lead Investor may Transfer all of the Lead Investor Offered Shares to any targeted transferee as specified in the Lead Investor Transfer Notice upon terms and conditions no more favorable to the transferee than those specified in the Lead Investor Transfer Notice; provided that the transferring Lead Investor shall act in good faith and take reasonable approach to reach a binding purchase agreement within the Founder Exercise Period.

4.3.                            Right of Co-Sale.

(i)                                     If the Transferor is an Ordinary Shareholder (the “Ordinary Transferor”) and to the extent the Preferred Shareholders do not exercise their respective rights of first refusal as to all of the Offered Shares proposed to be sold by the Ordinary Transferor to the transferee identified in the Transfer Notice pursuant to Section 4.2 above, the Ordinary Transferor shall give notice thereof to the Preferred Shareholders not exercising any right of first refusal pursuant to Section 4.2 (the “Co-Sale Notice”) (specifying in such Co-Sale Notice the number of remaining Offered

Shares as well as the number of Shares that such Shareholder may participate with), and such Preferred Shareholder shall have the right to participate in such sale, to the transferee identified in the Transfer Notice, of the remaining Offered Shares not purchased pursuant to Section 4.2, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable to the Ordinary Transferor) by notifying the Ordinary Transferor in writing within ten (10) Business Days following the date of the Co-Sale Notice (each such electing Preferred Shareholder, a “Selling Shareholder”). Such Selling Shareholder’s notice to the Ordinary Transferor shall indicate the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate. To the extent one or more Preferred Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Ordinary Transferor may sell in the Transfer to the transferee identified in the Transfer Notice shall be correspondingly reduced.

(ii)                                  The total number of Equity Securities that each Selling Shareholder may elect to sell shall be equal to the product of (i) the aggregate number of the remaining Offered Shares being transferred to the transferee identified in the Transfer Notice after giving effect to the exercise of all rights of first refusal pursuant to Section 4.2 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares on an as-converted basis owned by such Selling Shareholder on the date of the Co-Sale Notice and the denominator of which is the total number of Ordinary Shares on an as-converted basis owned by the Ordinary Transferor and all Selling Shareholders on the date of the Co-Sale Notice.

(iii)                               Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Ordinary Transferor for transfer to the prospective purchaser, before the applicable closing, a duly executed instrument of transfer and one or more share certificates properly endorsed for transfer, both of which represent the type and number of Equity Securities that such Selling Shareholder elects to sell; provided, however, that if the prospective third party purchaser objects to the delivery of Class A Ordinary Share Equivalents in lieu of Ordinary Shares, such Selling Shareholder shall only deliver Ordinary Shares (and therefore shall convert any such Class A Ordinary Share Equivalents into Class A Ordinary Shares) and certificates corresponding to such Class A Ordinary Shares, and the Company shall effect any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(iv)                              The duly executed instrument of transfer and share certificate or certificates that a Selling Shareholder delivers to the Ordinary Transferor pursuant to this Section 4.3 shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Ordinary Transferor shall concurrently therewith remit to such Selling Shareholder that portion of the sale proceeds to which such Selling Shareholder is entitled by reason of its participation in such sale. The Company shall update its register of members upon the consummation of any such Transfer.

(v)                                 To the extent that any prospective purchaser prohibits the participation by a Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Shareholder exercising its co-sale rights hereunder, the Ordinary Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Ordinary Transferor shall purchase from such Selling Shareholder such shares or other securities that such Selling Shareholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

4.4.                            Non-Exercise of Rights.

(i)                                     If the ROFR Offerees do not elect to purchase all of the Offered Shares in accordance with Section 4.2, then, without prejudice to the right of the Preferred Shareholders to exercise their rights to participate in the sale of Offered Shares within the time periods specified in Section 4.3, the Transferor shall have a period of one hundred and twenty (120) days from the expiration of the Option Period to sell the remaining Offered Shares to the transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement and the Transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

(ii)                                  In the event the Transferor does not consummate the sale of such Offered Shares to the transferee identified in the Transfer Notice within the abovementioned one hundred and twenty (120) day period, the rights of the ROFR Offerees under Section 4.2 and the rights of the Preferred Shareholders under Section 4.3 shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(iii)                               The exercise or non-exercise of the rights of the ROFR Offerees or Preferred Shareholders under this Section 4 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

4.5.                            Termination.  The provisions of this Section 4 shall terminate upon consummation of an IPO.

5.                                      Meituan Restricted Person.

5.1.                            Restrictions on Transactions with Meituan Restricted Person.  Notwithstanding anything to the contrary in this Agreement, so long as Meituan and its Affiliates together hold no less than fifty percent (50%) of the Series D Preferred Shares held by Meituan as of the Closing (that is, for the avoidance of doubt, Meituan and its Affiliates have not Transferred more than fifty (50%) of the Series D Preferred Shares held by Meituan as of the Closing), unless approved by Meituan in advance in writing,

(i) no Group Company shall, and no Shareholder shall permit any Group Company to; and (ii) none of the Founders and the Founder Holding Companies shall, take, permit to occur, approve, authorize, or agree or commit to do any of the following actions, whether in a single transaction or a series of related transactions, whether directly or indirectly or otherwise:

(i)                                     issuance of any Equity Security of any Group Company to any Meituan Restricted Person; or

(ii)                                  Transfer of any security of any Group Company to any Meituan Restricted Person.

5.2.                            Restrictions on Transfer by the Preferred Shareholders.  Notwithstanding anything to the contrary as set forth in Section 5.1, so long as Meituan and its Affiliates together hold no less than fifty percent (50%) of the Series D Preferred Shares held by Meituan as of the Closing (that is, for the avoidance of doubt, Meituan and its Affiliates have not Transferred more than fifty (50%) of the Series D Preferred Shares held by Meituan as of the Closing), if any Preferred Shareholder Transfers any of its Equity Securities of any Group Company to any Meituan Restricted Person, whether in a single transaction or a series of related transactions, whether directly or indirectly or otherwise, such proposed Transfer shall not require the approval of Meituan in advance in writing, but Meituan shall have the right (but not the obligation) of first refusal to purchase all or any portion of such Equity Securities of any Group Company to be transferred, in which case the procedures of Section 4.2 (other than Section 4.2.5) shall apply mutatis mutandis in respect of the exercise of Meituan’s right of first refusal.

5.3.                            No Circumvention.  Any Transfer of Equity Securities of the Group Companies or issuance of any Equity Security of any Group Company not made in compliance with the above Section 5.1 and 5.2 shall be null and void as against the Company, shall not be recorded on the books of the Company, and shall not be recognized by the Company or any other Party.

5.4.                            Termination.  The provisions of this Section 5 shall terminate upon consummation of an IPO or the occurrence of a Deemed Liquidation Event.

6.                                      Information Rights.

6.1.                            Delivery of Financial Statements.  The Group Companies shall deliver to each Shareholder the following documents or reports:

(i)                                     within ninety (90) days after the end of each fiscal year of the Company, audited annual consolidated balance sheets, statements of comprehensive income or loss, and statements of cash flows of the Group Companies (collectively, the “Financial Statements”) for such fiscal year, audited and certified by the Auditor;

(ii)                                  within thirty (30) days of the end of each fiscal quarter, unaudited quarterly consolidated Financial Statements of the Group Companies (except for customary year-end adjustments and except for the absence of notes), as well as a written report of any transaction or series of transactions between any Group Company and any shareholder or beneficial owner of such Group Company and the Affiliates of such shareholder or beneficial owner, if any; and

(iii)                               at least thirty (30) days prior to the end of each fiscal year, an annual budget and business plan.

All the Financial Statements to be provided to the Preferred Shareholder pursuant to this Section 6.1 shall be prepared in conformance with Accounting Standards and shall consolidate all of the financial results of the Group Companies. All the information (including without limitation the Financial Statements) provided by the Company to the Preferred Shareholder pursuant to this Section 6.1 shall be verified and certified as true, correct, and not misleading by the chief financial officer of the Company (if applicable).

6.2.                            Other Information Rights.  The Group Companies agree that each Preferred Shareholder (for the avoidance of doubt, including its Affiliates) that continues to hold at least three percent (3%) of the Company’s then outstanding total share capital commencing immediately after the Closing (on a fully-diluted and as-converted basis), shall have the right, at its own expense, to reasonably visit facilities, properties, review books and records of each Group Company at any time during regular working hours on reasonable prior written notice to such Group Company and the right to discuss the business, operation, and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels, and investment bankers.

6.3.                            Termination of Information Rights.  The covenants set forth in Section 6.1 and Section 6.2 shall terminate upon the earlier of the consummation of an IPO or the occurrence of a Deemed Liquidation Event.

7.                                      Appointment of Directors and Observers.

7.1.                            Directors and Observers.

(i)                                     The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of up to five (5) authorized Directors, with the composition of the Board determined as follows: (a) the Founders shall have the right to designate, appoint, remove, replace, and reappoint three (3) directors on the Board (each the “Ordinary Director” and collectively the “Ordinary Directors”); and each Ordinary Director shall be entitled to one vote for the purpose of any Board meeting or written Board resolution; (b) for so long as Matrix and GZ Limited jointly hold no less than two thirds (2/3) of the Preferred Shares they hold as of the Series C Closing Date, they shall have the right to jointly designate, appoint, remove, replace, and reappoint up to one (1) Director on the Board; and (c) Meituan shall have the right to designate, appoint, remove, replace, and reappoint up to one (1) Director on the Board (the “Series D Director”; each of the Directors other than the Ordinary Directors, the “Investor Director” and collectively the “Investor Directors”), which shall initially be Mr. Xing Wang (王兴). Each Investor Director shall be entitled to one vote for the purpose of any Board meeting or written Board resolution.

(ii)                                  for so long as each of (a) Source Code Capital, Shanghai

Huashenglingfei Equity Investment Partnership (Limited Partnership) (上海华晟领飞股权投资合伙企业（有限合伙）), (b) Zhejiang Leo (Hongkong) Limited, Tianjin Lanchixinhe Investment Centre (Limited Partnership) (天津蓝驰新禾投资中心（有限合伙）), (c) Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership) (北京首新晋元管理咨询中心（有限合伙）), (d) Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership) (Limited Partnership) (杭州上壹嘉乘投资管理合伙企业（有限合伙）), (e) Rainbow Six Limited, Fresh Drive Limited, RUNNING GOAL LIMITED, Future Capital Discovery Fund II, L.P., and Future Capital Discovery Fund I, L.P. jointly, and (f) Ningbo Meishan Bonded Port Area Ximao Partnership, L.P. (宁波梅山保税港区熙茂股权投资合伙企业（有限合伙） (each a “Designating Investor”) holds no less than two thirds (2/3) of the Preferred Shares it respectively held as of the Series C Closing Date, such Designating Investor shall be entitled to, and for so long as Meituan ceases to have the right to appoint the Series D Director, Meituan shall be entitled to, designate a representative to attend all meetings of the Board and all committees of the Board in a non-voting observer capacity (each, a “Board Observer”). The Designating Investor and Meituan may at any time, remove their respective designated representative from the seat of the Board Observer and fill such vacancy with another representative.

(iii)                               The Company shall provide each Board Observer with notice of all meetings of the Board (including the Subsidiary Board) as well as copies of all notices, minutes, consents, and other material that it provides to members of the Board (including Subsidiary Board), at the same time and in the same manner as they are provided to such members. Each Director and Board Observer shall strictly maintain the confidentiality of any and all information obtained in connection with the rights stated herein and act in a fiduciary manner with respect to all information provided, and shall not use or disclose such information for any purpose at any time, unless and until such information otherwise becomes public. No one except the Directors, the Board Observers, and such administrative personnel as deemed necessary by the chairman of the Board shall be allowed to attend Board meetings.

7.2.                            Voting Agreements.

(i)                                     With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to maintain the authorized size of the Board up to seven (7) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 7.1, and (iii) against any nominees not designated pursuant to Section 7.1.

(ii)                                  Any Director designated pursuant to Section 7.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 7.1, or by the Company at any time when the Person or group of Persons no longer are entitled to designate such Director pursuant to Section 7.1, and the Parties agree not to seek, vote for, or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation, or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and give written consents in lieu thereof) in support of the foregoing.

(iii)                               The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to the Subsidiary Board of each director designated to serve on the Board pursuant to Section 7.1. Upon a removal or replacement of such director from the Board in accordance with Section 7.2(ii), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from the Subsidiary Board.

7.3.                            Quorum.  The Board shall hold no less than one (1) board meeting during each fiscal quarter, unless otherwise approved by a majority of Directors of the Company. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment that allows all participants in the meeting to speak to and hear each other simultaneously) a majority of the number of the Directors of the Company then in office (including the presence of at least one (1) Investor Director), and the Parties shall cause the foregoing to be the quorum requirements for the Board. Notwithstanding the foregoing, if notice of the Board meeting has been duly delivered to all Directors of the Board five (5) Business Days prior to the scheduled meeting in accordance with the notice procedures under the Memorandum and Articles of the Company, and the number of Directors required to be present under this Section 7.3 for such meeting to proceed is not present within one hour from the time appointed for the meeting, each holder of voting securities of the Company shall procure that the Directors present at the meeting shall adjourn the meeting to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Directors prior to the adjourned meeting in accordance with the notice procedures under the Memorandum and Articles of the Company and, if at the adjourned meeting, the number of Directors required to be present under this Section 7.3 for such meeting to proceed is not present within half an hour from the time appointed for the meeting again, then the presence of such Directors shall not be required solely for purpose of determining if a quorum has been established; provided that matters discussed at such adjourned meeting shall be limited to those stated in the written notices and agendas of the Board meetings delivered to the Directors.

7.4.                            Expenses.  The Company will promptly pay or reimburse each non-employee Board member for all reasonable travelling, hotel, and other out-of-pocket expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings of the Company, separate meetings of the holders of any series of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board of Directors, or a combination partly of one such method and partly the other.

7.5.                            Subsidiary Board.  The Preferred Shareholders shall at all times have the right to request, and if so requested, the shareholders and the Company shall procure, that the composition of the board of directors of Beijing CHJ (the “Subsidiary Board”) be the same as the composition of the Board of the Company, and the rights of nomination of the Subsidiary Board shall be in accordance with the rights of nomination of the Directors as set out in Section 7.1.

7.6.                            Committees of the Board.  The Company shall establish after the Closing and maintain thereafter certain committees of the Board (each a “Committee”) if deemed necessary by the Board; provided that, each Investor Director shall have the right, but not the obligation, to sit on the Committee. Any actions taken by any Committee shall be approved by a majority of the members of such Committee.

7.7.                            Indemnification and Insurance.  To the maximum extent permitted by applicable Law and without prejudice to any indemnity to which he or she may otherwise be entitled, every natural Person who is or was previously an Investor Director shall be and shall be kept indemnified and held harmless out of the assets of the Company against all costs, charges, losses, and liabilities incurred by such Investor Director (whether in connection with any negligence, default, breach of duty, or breach of trust by such Investor Director or otherwise as an Investor Director in relation to the Group or its affairs). Prior to an IPO, at the appropriate time as determined by the Board, the Company shall purchase and maintain director liability insurance from a reputable insurance company for the benefit of each Investor Director on terms reasonably acceptable to each Investor Director. The Board may consider from time to time increasing the insurance cover depending upon the growth of the Business and other relevant circumstances.

7.8.                            Termination.  The provisions of this Section 7 shall terminate upon the consummation of an IPO, provided that each of the Shareholders agrees and undertakes to take all necessary actions, including by means of voting at each meeting of shareholders of the Company prior to the consummation of an IPO or in lieu of any such meeting giving its written consent with respect to, as the case may be, all of its voting securities of the Company as may be necessary, to support that Meituan shall have the right to designate, appoint, remove, replace, and reappoint one (1) Director on the Board immediately after the consummation of an IPO.

8.                                      Protective Provisions.

8.1.                            Approval by Shareholders.

(i)                                     Subject to Section 8.1(iii) and Section 8.1(iv) , notwithstanding any other vote or consent required elsewhere in this Agreement or the Memorandum and Articles, the Company shall not, and shall cause each Beijing CHJ and the WFOE (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no Shareholder shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior written approval of the Majority Ordinary Holders and the Requisite Preferred Holders:

(a)                                 any increase, reduction, or cancellation of the authorized or issued share capital of the Company;

(b)                                 any action that creates, authorizes the creation of, or issue any class or series of Equity Securities of the Company, or any new issuance of debt securities or other securities of similar nature of the Company having any right, preference, or privileges superior to or on a parity with the existing Equity Securities of the Company;

(c)                                  any action that reclassifies any outstanding Shares into Shares having rights, preferences, privileges, powers, limitations, or restrictions senior to or on a parity with any series of Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(d)                                 any adverse amendment or change of the rights, preferences, privileges, powers, limitations, or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any series of Preferred Shares; and

(e)                                  the amendment, modification, or change to the Memorandum and Articles.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, and if the Shareholders vote in favor of such act but the approval of the Requisite Preferred Holders has not yet been obtained, the Requisite Preferred Holders who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(ii)                                  Subject to Section 8.1(iii) and Section 8.1(iv), notwithstanding any other vote or consent required elsewhere in this Agreement or the Memorandum and Articles, the Company shall not, and shall cause each Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no Shareholder shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior written approval of the Majority Ordinary Holders and Requisite Preferred Holders, including the written approval of the Series C Lead Investor or Meituan:

(a)                                 the commencement of or consent to any proceeding seeking (A) to adjudicate any Key Group Company as bankrupt or insolvent, (B) liquidation, winding up, or dissolution of any Key Group Company under any Law relating to bankruptcy or insolvency, or (C) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, except for those caused by corporate structure adjustment (including for the purposes of transfer pricing) approved by the Board (including at least one (1) Investor Director);

(b)                                 the merger or split of any Key Group Company, or any transaction that constitutes a Deemed Liquidation Event;

(c)                                  any material change to the principal business of the Group Companies (taken as a whole);

(d)                                 any initial public offering by the Company that does not constitute a Qualified IPO;

(e)                                  any change of the authorized size or composition of the Board of the Company or the Subsidiary Board contemplated by Section 7, except for such change as a result of any non-exercise or forfeiture of rights to designate, appoint, remove, replace, and reappoint director(s) under Section 7.1 by any Party or such change as a result of any replacement of director(s) by any Shareholder who is entitled to appoint director(s) pursuant to Section 7.1.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, and if the Shareholders vote in favor of such act but the approval of the Requisite Preferred Holders (or the approval of the Series C Lead Investor or Meituan) has not yet been obtained, the Requisite Preferred Holders (or the Series C Lead Investor or Meituan) who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(iii)                               Notwithstanding any other vote or consent required elsewhere in this Agreement or the Memorandum and Articles, the Company shall not, and shall cause each Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior written approval of the Majority Ordinary Holders and the Series C Lead Investor:

(a)                                   issue any Equity Securities of the Company or issue and redeem bonds, notes, debentures, and other debt securities by any Key Group Company that could be converted into, exchangeable or exercisable for any Equities Securities of such Key Group Company at a price per share lower than the Series C Issue Price; and

(b)                                   any adverse amendment or change of the rights, preferences, privileges, powers, limitations, or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any Series C Preferred Shares (for the avoidance of doubt, any amendment in connection with issuance of new Equity Securities of the Company at a price per share higher than the Series C Issue Price shall be excluded).

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, and if the Shareholders vote in favor of such act but the approval of the Series C Lead Investor has not yet been obtained, the Series C Lead Investor shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(iv)                              Notwithstanding any other vote or consent required elsewhere in this Agreement or the Memorandum and Articles, the Company shall not, and shall cause each Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior written approval of the Majority Ordinary Holders and Meituan:

(a)                          issue any Equity Securities of the Company or issue and redeem bonds, notes, debentures, and other debt securities by any Key Group Company that could be converted into, exchangeable or exercisable for any Equities Securities of such Key Group Company at a price per share equal to or lower than the Series D Issue Price; and

(b)                          any adverse amendment or change of the rights, preferences, privileges, powers, limitations, or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any Series D Preferred Shares (for the avoidance of doubt, any amendment in connection with issuance of new Equity Securities of the Company at a price per share higher than Meituan Series D Issue Price (as adjusted in connection with share splits or share consolidation, reclassification, or other similar event) shall be excluded).

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, and if the Shareholders vote in favor of such act but the approval of Meituan has not yet been obtained, Meituan shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

8.2.                            Approval by Board.

(i)                                     Subject to Section 8.2(ii), notwithstanding any other vote or consent required elsewhere in this Agreement or the Memorandum and Articles, the Company shall not, and shall cause each other Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior approval of at least half (1/2) of the Directors (including the approval of at least one (1) Investor Director):

(a)                                 any appointment or removal of the chief executive officer, chief financial officer, chief engineer, or president of the Company and to increase more than 50% remuneration of the aforesaid personnel;

(b)                                 unless outside the annual budget or otherwise conducted in the ordinary course of business and, on a fair and arm’s length basis, any transaction between any Key Group Company and any of its Associates (other than the companies Controlled by the Company) in an amount of no less than an aggregate of US$2,000,000 in a single transaction or a series of transactions in a fiscal year;

(c)                                  unless outside the annual budget (as applicable) or otherwise conducted in the ordinary course of business, any incurring of borrowings or indebtedness, provision of any loans or any guarantee by any Key Group Company in any form, issue and redemption of bonds, notes, debentures, and other debt securities by any Key Group Company that could not be converted into any Equities Securities of such Key Group Company, in excess of an aggregate of US$20,000,000 in a single transaction or a series of transactions in a fiscal year;

(d)                                 the approval or adoption of the annual budget of the Group Companies;

(e)                                  substantial amendment or termination of the Control Documents or dismantling the current VIE structure of the Group Companies under the Control Documents.

(ii)                                  Notwithstanding any other vote or consent required elsewhere in this Agreement or the Memorandum and Articles, the Company shall not, and shall cause each Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no Shareholder shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior approval of at least half (1/2) of the Directors (including the approval of the Series D Director):

(a)                                 appointment or removal of the chief executive officer of the Group;

(b)                                 the amendment or termination of the ESOP Plan and the adoption, amendment, or termination of any new ESOP Plan after the date of the Closing (for the avoidance of doubt, excluding the grant of option to employees and officers);

(c)                                  sell, transfer, license out, pledge, or encumber any material assets of any Group Company, including, without limitation, technology or Intellectual Property, other than licenses granted in the ordinary course of business;

(d)                                 enter into any joint venture or partnership which engages in the business outside the scope of the Business or enter into any joint venture or partnership which engages in the business within the scope of the Business with the consideration paid (in cash or other kind) by the Group Companies and any Subsidiary of the Group Companies newly established after the Closing (if any) into such joint venture or partnership in a single transaction or series of related transactions aggregately in excess of US$40,000,000; and

(e)                                  entering into any transaction by any Group Company outside the ordinary course of business of such Group Company, of which the related transaction consideration to be paid by such Group Company is, in excess of US$20,000,000 for any single item or in the aggregate in a fiscal year.

8.3.                            Termination.  The provisions of this Section 8 shall terminate upon the consummation of an IPO.

9.                                      Drag-Along Rights.

9.1.                            Drag-Along.  If prior to the consummation of an IPO, the Majority Ordinary Holders, the Super Majority Preferred Holders, the Series C Lead Investor so long as the Series C Lead Investor and its Affiliates together hold no less than fifteen percent (15%) of the Series C Preferred Shares held by the Series C Lead Investor as of the Series C Closing Date (that is, for the avoidance of doubt, the Series C Lead Investor and its Affiliates have not Transferred more than eight-five (85%) of the Series C Preferred Shares held by the Series C Lead Investor as of the Series C Closing Date), and Meituan so long as Meituan and its Affiliates together hold no less than fifty percent (50%) of the Equity Securities held by Meituan as of the Closing (that is, for the avoidance of doubt, Meituan and its Affiliates have not Transferred more than fifty (50%) of the Series D Preferred Shares held by Meituan as of the Closing) (collectively, the “Drag Holders”), approve a Deemed Liquidation Event, whether structured as a merger, reorganization, asset sale, share sale, sale of control of the Company, or otherwise (the “Approved Sale”) to any Person (the “Offeror”), then at the request of the Drag Holders, the Company shall promptly notify in writing each other Shareholder the material terms and conditions of such proposed Approved Sale, whereupon each such Shareholder shall, in accordance with instructions received from the Company at the direction of the Drag Holders, take each of the actions set forth in clauses (i) through (v) below:

(i)                                     sell, at the same time as the Drag Holders sell to the Offeror, in the Approved Sale, all of its Equity Securities of the Company or the same percentage of its Equity Securities of the Company as the Drag Holders sell, on the same terms and conditions as were agreed to by the Drag Holders, and any proceeds, whether in cash or properties, resulting from an Approved Sale shall be distributed in accordance with the terms of Article 8.2(A) of the Memorandum and Articles;

(ii)                                  vote all of its Equity Securities of the Company, and instruct the Directors (if any) appointed by such Shareholders to vote (a) in favor of such Approved Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Approved Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation, or warranty, or any other obligation or agreement of the Company under the definitive agreement(s) related to such Approved Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(iii)                               not exercise any dissenters’ or appraisal rights under applicable law with respect to such Approved Sale;

(iv)                              take all necessary actions in connection with the consummation of such Approved Sale as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Approved Sale, and the delivery, at the closing of such Approved Sale involving a sale of stock, of all certificates representing stock held or controlled by such Shareholder, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(v)                                 restructure such Approved Sale, as and if reasonably requested by the Drag Holders, as a merger, consolidation, restructuring, or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

In any such Approved Sale, (i) each Shareholder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Holders’ expenses incurred in the transaction, including without limitation legal, accounting, and investment banking fees and expenses, and (ii) each Shareholder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification or other obligations that are part of the terms and conditions of such Approved Sale (other than those that relate specifically to a particular Shareholder, such as indemnification with respect to representations and warranties given by such Shareholder regarding such Shareholder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such Shareholder) but only up to the net proceeds paid to such Shareholder in connection with such Approved Sale; provided that any Shareholder that is not an employee or officer of a Group Company or is not actively involved in the management of a Group Company shall not be required to make any representations or warranties, any covenants, or any indemnification or other obligations, other than those with respect to itself (including due authorization, title to shares, enforceability of applicable agreements, and similar representations and warranties not related to the business operations of the Group Companies).

9.2.                            Grant of Proxy.  In the event that any Shareholder fails for any reason to take any of the foregoing actions under Section 9.1 after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to any Director approving the Approved Sale to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof.

9.3.                            Termination.  The provisions of this Section 9 shall terminate upon the consummation of an IPO.

10.                               Additional Covenants.

10.1.                     Control of Subsidiaries.  The Company shall use its best commercial efforts to institute and keep in place such arrangements as are reasonably satisfactory to the Preferred Shareholders such that the Company will at all times (i) control the operations of each other Group Company and (ii) be permitted to properly consolidate the financial results for each other Group Company in the consolidated Financial Statements for the Company prepared under the Accounting Standards.

10.2.                     Compliance with Laws; Registrations.

(i)                                     The Group Companies shall conduct their respective business in compliance with all applicable Laws in all material respects, including without limitation Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, labor and social welfare, and taxation, and obtain, make, and maintain in effect, all consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption from the relevant Governmental Authority, or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws.

(ii)                                  Without limiting the generality of the foregoing, each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the PRC Ministry of Commerce, the PRC Ministry of Industry and Information Technology, the PRC State Administration for Market Regulation, the PRC State Administration of Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

10.3.                     Non-Compete.

Unless all the Investor Directors otherwise consent in writing, each Founder, (i) shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies until the second anniversary of the date of the consummation of IPO (unless such Founder’s earlier resignation is approved by all the Investor Directors), and (ii) so long as such Founder is a director, officer, or employee of the Group Companies, he shall not, and shall cause his Affiliates or Associates not to, directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial, or otherwise), or participate in the ownership, management, operation, or control of, whether in corporate, proprietorship or partnership form or otherwise in a business which competes with the Business (a “Restricted Business”); provided, however, that the restrictions contained in this Section 10.3 (x) shall not restrict the acquisition or shareholding by such Founder, directly or indirectly, of less than 5% of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (y) shall include restriction on soliciting any Person that is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvassing or soliciting any Person that is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, and (z) shall include restriction on soliciting or enticing away or endeavoring to solicit or entice away any director, officer, consultant, or employee of any Group Company. The Founders expressly agree that the limitations set forth in this Section 10.3 are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section 10.3 is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 10.3 will be enforced to the greatest extent permitted by Law.

10.4.                     Confidentiality.

(i)                                     Each Party hereto acknowledges that the terms and conditions of the Transaction Documents, including their existence, as well as any information concerning the organization, business, technology, safety records, investment, finance, transactions, or affairs of any Party or any Group Company or any of their respective directors, officers, or employees (whether conveyed in written, oral, or in any other form and whether such information is furnished before, on, or after the Closing) and all proprietary and other non-public information concerning the Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (a) each Party, as appropriate and on a need-to-know basis, may disclose any of the Confidential Information to its current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants, and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (b) any Preferred Shareholder may disclose any of the Confidential Information to its fund manager and the employees thereof on a need-to-know basis, provided that such Persons are under appropriate nondisclosure and confidentiality obligations or is otherwise under a binding professional obligation of confidentiality; and (c) if any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 10.4, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment, or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(ii)                                  The provisions of this Section 10.4 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding, or other similar agreement entered into by the Company and the Preferred Shareholder(s) in respect of the transactions contemplated hereby.

10.5.                     Name and Logo.  (i) Other than any permitted disclosure made prior to the date of this Agreement, without the prior written consent of the Company, none of the Preferred Shareholder or their respective representatives shall be entitled to use, publish, or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of the Company or its Affiliates, including without limitation “Leading Ideal,” “,” “车和家,” “理想智造,” “理想,” “理想同学” or any similar name, trademark, or logo in any discussion, documents or materials, including without limitation for marketing or other purposes; and without the prior written consent of the applicable Preferred Shareholder, none of the Company or the other Shareholders or its representatives shall be entitled to use, publish, or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of such Preferred Shareholder or its Affiliates in any discussion, documents or materials, including without limitation for marketing or other purposes. (ii) Notwithstanding anything to the contrary in this Agreement, without the prior written consent of the Series C Lead Investor or Meituan, each other Party or its respective representatives shall not be entitled to use, publish, or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of the Series C Lead Investor or Meituan or its Affiliates, including without limitation “Meituan,” “Meituan Dianping,” “美团,” “美团点评,” “王兴,” “Wang Xing,” “Xing Wang,” or any similar name, trademark, or logo in any discussion, documents, or materials, including without limitation for marketing or other purposes. (iii) Notwithstanding anything to the contrary in this Agreement, without the prior written consent of Source Code Capital, each other Party or its respective representatives shall not be entitled to use, publish, or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of Source Code Capital or its Affiliates, including without limitation “Source Code,” “Source Code Capital,” “源码,” “源码资本,” or any similar name, trademark, or logo in any discussion, documents, or materials, including without limitation for marketing or other purposes. (iv) Notwithstanding anything to the contrary in this Agreement, without the prior written consent of Matrix, each other Party or its respective representatives shall not be entitled to use, publish, or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of Matrix or its Affiliates, including without limitation “经纬,” “经纬中国,” “Matrix,” “Matrix Partners China,” “Matrix China,” or any similar name, trademark, or logo in any discussion, documents, or materials, including without limitation for marketing or other purposes. (v) Notwithstanding anything to the contrary in this Agreement, without the prior written consent of Bytedance (HK) Limited, each other Party or its respective representatives shall not be entitled to use, publish, or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of Bytedance (HK) Limited or its Affiliates, in any discussion, documents, or materials, including without limitation for marketing or other purposes. (vi) Notwithstanding anything to the contrary in this Agreement, without the prior written consent of Xiamen Haisi Qimeng Equity Investment Fund Partnership (Limited Partnership) (厦门市海丝启盟股权投资合伙企业（有限合伙）), each other Party or its respective representatives shall not be entitled to use, publish, or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of Xiamen Haisi Qimeng Equity Investment Fund Partnership (Limited Partnership) (厦门市海丝启盟股权投资合伙企业（有限合伙）) or its Affiliates, including without limitation “中金,” “中金资本,” “中金公司,” “CICC,” “CICC Capital,” or any similar name, trademark, or logo in any discussion, documents, or materials, including without limitation for marketing or other purposes.

10.6.                     Anti-Corruption and Anti-Money Laundering.  None of the Group Companies shall, and the Parties (other than the Preferred Shareholders that are not Founder Holding Companies) shall cause each Group Company not to, and the Parties shall use their best efforts to ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (i) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group Company in obtaining or retaining business, (ii) take any other action, in each case, in violation of the Compliance Laws, or (iii) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company. The Group Companies shall, and the Parties shall use their best commercial efforts to ensure that its and their respective Affiliates and its respective officers, directors, and representatives (a) cease all of its or their respective activities, as well as remediate any actions taken by each of the Group Companies and any of its Subsidiaries, Affiliates, or its respective officers, directors, or representatives in violation of the Compliance Laws; and (b) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems, and billing systems) to ensure compliance with the Compliance Laws.

10.7.                     Intellectual Property Protection.  The Group Companies shall take all reasonable steps to protect their respective intellectual property rights, including without limitation (i) registering their material respective trademarks, brand names, domain names, and copyrights, and (ii) requiring each employee and consultant of each Group Company to enter into an employment agreement, a confidential information and intellectual property assignment agreement, and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property, and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Preferred Shareholders.

10.8.                     Internal Control System.  The Group Companies shall use their best commercial efforts to maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets the standards of good practice generally applied to other companies in the similar industry and incorporated in the same jurisdictions where each such Group Company is incorporated to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of Financial Statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

10.9.                     Non-Restriction of Meituan.  Notwithstanding anything to the contrary in this Agreement, each of the Founders, the Founder Holding Companies, and the Company hereby agrees and covenants to the Series C Lead Investor that, without the prior written consent of the Founder, the Series C Lead Investor (so long as the Series C Lead Investor and its Affiliates together hold no less than fifteen percent (15%) of the Series C Preferred Shares held by the Series C Lead Investor as of the Series C Closing Date (that is, for the avoidance of doubt, the Series C Lead Investor and its Affiliates have not Transferred more than eight-five (85%) of the Series C Preferred Shares held by the Series C Lead Investor as of the Series C Closing Date) and Meituan (so long as Meituan and its Affiliates together hold no less than fifty percent (50%) of the Series D Preferred Shares held by Meituan as of the Closing (that is, for the avoidance of doubt, Meituan and its Affiliates have not Transferred more than fifty (50%) of the Series D Preferred Shares held by Meituan as of the Closing), no Group Company shall, from the Closing enter into any binding agreement with any third party that would prohibit the bona fide cooperation between the Group Companies and Meituan and its Affiliates, including without limitation the following cooperation: (i) the direct or indirect issuance of any security of any Group Company to Meituan or its Affiliates; (ii) the direct or indirect Transfer of any security of any Group Company to Meituan or its Affiliates; (iii) the initiation of any merger, split, or any transaction that constitutes a Deemed Liquidation Event with Meituan or its Affiliates; or (iv) the strategic alliance or strategic business cooperation between the Group Companies and Meituan or its Affiliates. The provisions of this Section 10.9 shall terminate upon the earlier of the consummation of an IPO or the occurrence of a Deemed Liquidation Event.

10.10.              Most Favorable Terms.  In the event that the Company conducts a next round bona fide equity financing by issuance of new securities after the Closing (such financing, the “Next Round Financing”; such investors purchasing the new securities, the “Next Round Investors”) and grants to the Next Round Investors, whether by contract or otherwise, any rights, preferences, privileges, and other terms, which have not been provided to Meituan, or are superior to or more favorable than those available or applicable to Meituan under this Agreement and any other Transaction Documents (the “More Favorable Terms”), so long as Meituan, the Series C Lead Investor, 车美（上海）企业管理咨询合伙企业（有限合伙）and their Affiliates collectively hold the largest number of Preferred Shares as compared to any other holder of Preferred Shares after completion of the Next Round Financing, such More Favorable Terms shall automatically apply to Meituan, mutatis mutandis, as part of the rights and interest attached to the Series D Preferred Shares; provided, however, if such Next Round Investor subscribes for the offered shares in the Next Round Financing at a price per share higher than Meituan Series D Issue Price, then, unless otherwise agreed between the Company, Meituan, and such Next Round Investors, such Next Round Investor shall be entitled to certain economic rights (such as liquidation right and redemption right) that are senior or more favorable to those of Meituan in respect of the Series D Preferred Shares, and Meituan shall only be granted with the other non-economic More Favorable Terms (if any) that are granted to such Next Round Investor.

10.11.     Anti-Dilution Right; Redemption Right; Liquidation Right.  Each Shareholder shall be entitled to exercise the anti-dilution rights (calculated on an as-converted basis) in accordance with Article 8.3(E)(5) of the Memorandum and Articles, the redemption rights (calculated on an as-converted basis) in accordance with Article 8.5 of the Memorandum and Articles and the liquidation rights (calculated on an as-converted basis) in accordance with Article 8.2 of the Memorandum and Articles, as if such terms were expressly incorporated in to this Agreement. The Shareholders agree to give effect to and the Company shall provide all necessary assistances to the exercise of the aforementioned anti-dilution rights, redemption rights, and liquidation rights by the holders of the Warrants as if the Warrants were fully exercised at all times.

10.12.     Dual-class Share Structure.  Each of the Shareholders hereby agree that the Company shall adopt a dual class ordinary share structure immediately prior to the completion of the IPO, to the extent permitted by Laws applicable in the jurisdiction where the Company seeks to conduct the IPO, such that (i) the ordinary shares will consist of Class A ordinary shares and Class B ordinary shares, with holders of Class A ordinary shares being entitled to one vote per share in respect of matters requiring the votes of shareholders while holders of Class B ordinary shares being entitled to more than one vote per share, (ii) Mr. Xiang Li (李想) and his Affiliates shall hold Class B ordinary shares and all other shareholders shall hold Class A ordinary shares, and (iii) Class A ordinary shares or the depositary shares representing Class A ordinary shares shall be listed on a stock exchange in the jurisdiction where the Company conducts the IPO and tradable subject to restrictions under applicable Laws. Each of the Shareholders agrees that the number of votes represented by each Class B ordinary shares shall be fixed by Mr. Xiang Li (李想) in his sole discretion to ensure that the voting power held by him and his Affiliates represent more than two-thirds (2/3) of the total voting power of the Company immediately after the IPO. Each of the Shareholders agrees and undertakes to take all necessary actions, including by means of voting at each meeting of shareholders of the Company or in lieu of any such meeting giving its written consent with respect to, as the case may be, all of its voting securities of the Company as may be necessary, to support and adopt the dual class ordinary share structure as described in this paragraph.

11.                               Miscellaneous.

11.1.       Termination.  Unless otherwise agreed in this Agreement, this Agreement shall terminate upon consent of the Parties or upon the consummation of an IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation Sections 10.4 and 11, and those under Sections 2 through 6 of Appendix A hereto). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

11.2.       Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

11.3.       Assignments and Transfers; No Third Party Beneficiaries.  Except as otherwise provided for herein, this Agreement and the rights and obligations of the Parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives, but shall not otherwise be for the benefit of any third party. Subject to Section 4 and Section 5, the rights of any Preferred Shareholder hereunder (including without limitation registration rights) are assignable (together with the related obligations) in connection with the Transfer of Equity Securities of the Company held by such Preferred Shareholder but only to the extent of such Transfer, provided that such Preferred Shareholder shall notify the Company of such assignment with reasonable prior written notice and that such assignee shall not be a Competitor (the “Qualified Assignee”); provided further that, the rights entitled to the Lead Investors hereunder are assignable in a Lead Investor Exempt Transfer; provided further that, in the event that any Lead Investor Transfers any Equity Securities of the Company held by it to any Qualified Assignee, which is not a Lead Investor Exempt Transfer, (i) the veto right of an Approved Sale of the Series C Lead Investor or Meituan under Section 9 (Drag-along), the veto right of the Series C Lead Investor or Meituan under Section 10.9 (Non-restriction of Meituan), and the right of Meituan under Section 10.10 (Most Favorable Terms) shall not be assignable; (ii) the veto right of the Lead Investors under Article 8.3(C) of Memorandum and Articles (Automatic Conversion) are assignable and shall only be vested either to the applicable Lead Investor  or to such Qualified Assignee; (iii) the right of Meituan to appoint the Series D Director under Section 7.1(i) shall only be granted either to Meituan or to such Qualified Assignee; (iv) if Meituan agrees to assign the right to appoint the Series D Director under Section 7.1(i) to such Qualified Assignee, the veto rights of the Series D Director under Section 8.2(ii) shall cease to be effective and at no event be assignable to or inherited by the director so appointed by such Qualified Assignee; and (v) with respect to the veto right of the Series C Lead Investor or Meituan under Section 8.1(ii), the veto right of the Series C Lead Investor under Section 8.1(iii), and the veto right of Meituan under Section 8.1(iv), the Series C Lead Investor or Meituan, as applicable, and Mr. Xiang Li (李想) will discuss in good faith about whether such right could be assignable, and if assignable, whether the Series C Lead Investor or Meituan could continue to be entitled to such right. Subject to the transfer exemptions set forth in Section 4.1(iii), this Agreement and the rights and obligations herein may not be assigned by any of the Ordinary Shareholders without the prior written consent of the Preferred Shareholder (other than the holders of Series Pre-A Preferred Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.4.       Governing Law.  This Agreement shall be governed by and construed under the Laws of Hong Kong, without giving effect to any choice or conflict of Law provision or rule thereof.

11.5.       Dispute Resolution.

(i)            Negotiation Between Parties; Mediations.  The Parties agree to negotiate in good faith to resolve any dispute, controversy, or claim (each, a “Dispute”)

between them regarding this Agreement. If the negotiations do not resolve the Dispute to the reasonable satisfaction of the Parties, then each Party that is not a natural person shall nominate one authorized senior officer as its representative. The Parties or their representatives, as the case may be, shall, within fourteen (14) days of a written request by any Party to call such a meeting, meet in person and alone (except for one assistant for each Party) and shall attempt in good faith to resolve the Dispute. If the Dispute cannot be resolved by such representative in such meeting, the Parties agree that they shall, if requested in writing by any Party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either Party may begin formal arbitration proceedings to be conducted in accordance with Section 11.5(ii) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(ii)           In the event the Parties are unable to settle a Dispute between them regarding this Agreement in accordance with subsection (i) above, such Dispute shall be referred to and finally settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The complainant and the respondent to such Dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(iii)          The arbitral proceedings shall be conducted in both English and Chinese. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 11.5, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 11.5 shall prevail.

(iv)          The award of the arbitral tribunal shall be final and binding upon the parties thereto. The prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The Parties agree that they will not have recourse to any judicial proceedings, in any jurisdiction whatsoever, for the purpose of seeking appeal, annulment, setting aside, modification, or any diminution or impairment of its terms or effect insofar as such exclusion can validly be made.

(v)           The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vi)          Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(vii)         During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

11.6.       Notices.

Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, electronic mail, or similar means to the address of the relevant Party as shown on Schedule III (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 11.6). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent, or other communication hereunder to be effective.

11.7.       Rights Cumulative; Specific Performance.  Each and all of the various rights, powers, and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers, and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power, or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power, or remedy available to such Party. Without limiting the foregoing, the Parties acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

11.8.       Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

11.9.       Severability.  This Agreement shall to the greatest extent possible be interpreted in such a manner as to comply with Law, but if any provision hereof is,

notwithstanding such interpretation, determined to be or become invalid or unenforceable or if there is an omission, the remaining provisions of this Agreement shall be binding upon the parties. The Parties agree to replace any such invalid or unenforceable provision by a valid or enforceable one which comes as close as possible to the original purpose and intent of the invalid or unenforceable provision. In the event of an omission of a provision, the Parties shall enter into a written supplementary agreement that corresponds with the intention and purposes of what would have been agreed if the matter had been considered at the outset.

11.10.     Amendments and Waivers.  Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Majority Preferred Holders; and (iii) the Majority Ordinary Holders; provided, however, that no amendment or waiver shall be effective or enforceable in respect of a holder of Ordinary Shares or a holder of any particular series of Preferred Shares of the Company if such amendment or waiver affects such holder of Ordinary Shares or a holder of any particular series of Preferred Shares of the Company, respectively, materially and adversely differently from the other holders of Ordinary Shares or holders of the same series of Preferred Shares, respectively, unless such holder consents in writing to such amendment or waiver. Notwithstanding the foregoing, any Party hereunder may waive any of its or his rights hereunder without obtaining the consent of any parties. Any amendment or waiver effected in accordance with this Section 11.10 shall be binding upon all the Parties.

11.11.     No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power, or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power, or remedy at any other time or times.

11.12.     Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.13.     No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission, or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

11.14.     Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

11.15.     Entire Agreement.  This Agreement (including the Schedules and Appendices hereto) constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof, and supersedes all other written or oral understandings or agreements between any of the Parties with regard to the subject matter hereof, including without limitation, (i) the Prior Shareholders Agreement, which shall be terminated with no further force or effect upon this Agreement becoming effective; and (ii) any side letters, agreements, or promises entered into by any Group Company with any existing shareholders of Beijing CHJ with regard to the subject matter under this Agreement.

11.16.     Control.  In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects as regards the Parties except for the Company, the Parties other than the Company shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

11.17.     Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination, or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

11.18.     Use of English Language.  This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect.

11.19.     Independent Nature of the Obligations and Rights of the Preferred Shareholders.  The obligations of each Preferred Shareholder under this Agreement and the other Transaction Documents are several and not joint, and no Preferred Shareholder is responsible in any way for the performance or conduct of any other Preferred Shareholder in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Preferred Shareholder pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Preferred Shareholders. Each Preferred Shareholder agrees that no other Preferred Shareholder has acted as an agent for such Preferred Shareholder in connection with the transactions contemplated hereby.

11.20.     Aggregation.  All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons or persons or entities under common Control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

COMPANY:	Leading Ideal Inc.

	By:	/s/ LI Xiang
	Name:	LI Xiang(李想)
	Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HK SUBSIDIARY:	Leading Ideal HK Limited

	By:	/s/ LI Xiang
	Name:	LI Xiang(李想)
	Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

WFOE:	Beijing Co Wheels Technology Co., Ltd. (北京罗克维尔斯科技有限公司)

/s/ Beijing Co Wheels Technology Co., Ltd.

	By:	/s/ LI Xiang
	Name:	LI Xiang(李想)
	Title:	Legal Representative

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Xiamen WFOE:	Liding (Xiamen) Private Equity Investment Co., Ltd. (励顶(厦门)股权投资有限公司)

/s/ Liding (Xiamen) Private Equity Investment Co., Ltd.

	By:	/s/ LI Xiang
	Name:	LI Xiang(李想)
	Title:	Legal Representative

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

BEIJING CHJ:	Beijing CHJ Information Technology Co., Ltd. (北京车和家信息技术有限公司)

/s/ Beijing CHJ Information Technology Co., Ltd.

	By:	/s/ LI Xiang
	Name:	LI Xiang(李想)
	Title:	Legal Representative

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

XINDIAN INFORMATION:	Beijing Xindian Transport Information Technology Co., Ltd.
(北京心电出行信息技术有限公司)

/s/ Beijing Xindian Transport Information Technology Co., Ltd.

	By:	/s/ LI Xiang
	Name:	LI Xiang(李想)
	Title:	Legal Representative

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FOUNDER HOLDING COMPANIES:

AMP Lee Ltd.

By:	/s/ LI Xiang
Name:	LI Xiang(李想)
Title:	Director

Da Gate Limited

By:	/s/ SHEN Yanan
Name:	SHEN Yanan(沈亚楠)
Title:	Director

FOUNDERS:

/s/ LI Xiang
LI Xiang(李想)

/s/ SHEN Yanan
SHEN Yanan(沈亚楠)

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Sea Wave Overseas Limited

By:	/s/ LI Tie
Name:	LI Tie
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Rainbow Six Limited

By:	/s/ FAN Zheng
Name:	FAN Zheng
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Fresh Drive Limited

By:	/s/ QIN Zhi
Name:	QIN Zhi
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Angel Like Limited

By:	/s/ LIU Qinghua
Name:	LIU Qinghua
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Striver Holdings Ltd.

By:	/s/ XU Bo
Name:	XU Bo
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Light Room Limited

By:	/s SONG Gang
Name:	SONG Gang
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Wisdom Haoxin Limited

By:	/s/ WEI Wei
Name:	WEI Wei
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Hybrid Innovation Limited

By:	/s/ YE Qian
Name:	/s/ YE Qian
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

RUNNING GOAL LIMITED

By:	/s/ BAO Fan
Name:	BAO Fan
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ZHEJIANG LEO (HONGKONG) LIMITED

By:	/s/ CHEN Linfu
Name:	CHEN Linfu
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ROYDSWELL NOBLE LIMITED

By:	/s/ ZHUANG Xianqing
Name:	ZHUANG Xianqing
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

EAST JUMP MANAGEMENT LIMITED

By:	/s/ SHEN Guojun
Name:	SHEN Guojun
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Future Capital Discovery Fund I, L.P.

By:	/s/ HUANG Mingming
Name:	HUANG Mingming
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Future Capital Discovery Fund II, L.P.

By:	/s/ HUANG Mingming
Name:	HUANG Mingming
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Cango Inc.

By:	/s/ ZHANG Xiaojun
Name:	ZHANG Xiaojun
Title:	Chairman

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GZ Limited

By:	/s/ YANG Haoyong
Name:	YANG Haoyong
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Lighthouse KW Corp.

By:	/s/ WANG Yang
Name:	WANG Yang
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

BRV Aster Fund II, L.P.

By:	/s/ LIM Hock Beng
Name:	LIM Hock Beng
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

BRV Aster Opportunity Fund I, L.P.

By:	/s/ LIM Hock Beng
Name:	LIM Hock Beng
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Unicorn Partners II Investments Ltd.

By:	/s/ YIP Tommy
Name:	YIP Tommy
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Zijin Global Inc.

By:	/s/ WANG Xing
Name:	WANG Xing
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Bytedance (HK) Limited

/s/ Bytedance (HK) Limited

By:	/s/ ZHANG Yiming
Name:	ZHANG Yiming
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Raffles Fund SPC - GX Alternative SP

By:	/s/ TAM CHUN WING RAY
Name:	TAM CHUN WING RAY
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Lais Science and Technology Ltd.

By:	/s/ LAI Binqiang
Name:	LAI Binqiang
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

West Mountain Pond Limited

By:	/s/ CHEN Liang
Name:	CHEN Liang
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

厦门源加创业投资合伙企业（有限合伙）(Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership))

/s/ Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership)

By:	/s/ CAO Yi
Name:	CAO Yi
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

上海华晟领飞股权投资合伙企业（有限合伙）(Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership))

/s/ Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership)

By:	/s/ WANG Xinwei
Name:	WANG Xinwei
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

嘉兴自知一号股权投资合伙企业（有限合伙）(Jiaxing Zizhiyihao Equity Investment Partnership (Limited Partnership))

/s/ Jiaxing Zizhiyihao Equity Investment Partnership (Limited Partnership)

By:	/s/ HUANG Mingming
Name:	HUANG Mingming
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

宁波梅花明世投资合伙企业（有限合伙）(Ningbo Meihuamingshi Investment Partnership (Limited Partnership))

/s/ Ningbo Meihuamingshi Investment Partnership (Limited Partnership)

By:	/s/ WU Shichun
Name: WU Shichun
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

杭州上壹嘉乘投资管理合伙企业（有限合伙）(Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership))

/s/ Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership)

By:	/s/ CHEN Xiaoliang
Name: CHEN Xiaoliang
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

上海景衡企业管理咨询合伙企业（有限合伙）(Shanghai Jingheng Enterprise Management Consulting Partnership (Limited Partnership))

/s/ Shanghai Jingheng Enterprise Management Consulting Partnership (Limited Partnership)

By:	/s/ CHEN Hongliang
Name: CHEN Hongliang
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

天津蓝驰新禾投资中心（有限合伙）(Tianjin Lanchixinhe Investment Centre (Limited Partnership))

/s/ Tianjin Lanchixinhe Investment Centre (Limited Partnership)

By:	/s/ TAN JUN KUANG
Name: TAN JUN KUANG
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

宁波梅山保税港区众咖投资管理合伙企业（有限合伙）(Ningbo Meishan Bonded Port Area Zhongka Investment Management Partnership (Limited Partnership))

/s/ Ningbo Meishan Bonded Port Area Zhongka Investment Management Partnership (Limited Partnership)

By:	/s/ LIU Hao
Name: LIU Hao
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

宁波梅山保税港区熙茂股权投资合伙企业（有限合伙）(Ningbo Meishan Bonded Port Area Ximao Equity Investment Partnership (Limited Partnership))

/s/ Ningbo Meishan Bonded Port Area Ximao Equity Investment Partnership (Limited Partnership)

By:	/s/ LIANG Guozhong
Name: LIANG Guozhong
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

宁波梅山保税港区泓展股权投资合伙企业（有限合伙）(Ningbo Meishan Bonded Port Area Hongzhan Equity Investment Partnership (Limited Partnership))

/s/ Ningbo Meishan Bonded Port Area Hongzhan Equity Investment Partnership (Limited Partnership)

By:	/s/ LIANG Guozhong
Name: LIANG Guozhong
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

深圳市嘉源启航创业投资企业（有限合伙）(Shenzhen Jiayuanqihang Chuangye Investment Enterprise (Limited Partnership))

/s/ Shenzhen Jiayuanqihang Chuangye Investment Enterprise (Limited Partnership)

By:	/s/ XIE Wenchao
Name: XIE Wenchao
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

厦门新纬达创投资合伙企业（有限合伙）(Xiamen Xinweidachuang Investment Partnership (Limited Partnership))

/s/ Xiamen Xinweidachuang Investment Partnership (Limited Partnership)

By:	/s/ XIAO Ping
Name: XIAO Ping
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

宁波梅山保税港区山行世纪股权投资合伙企业（有限合伙）(Ningbo Meishan Bonded Port Area Shanxingshiji Equity Investment Partnership (Limited Partnership))

/s/ Ningbo Meishan Bonded Port Area Shanxingshiji Equity Investment Partnership (Limited Partnership)

By:	/s/ XU Shi
Name: XU Shi
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

China TH Capital Limited

By:	/s/ SONG Liangjing
Name: SONG Liangjing
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

嘉兴帆禾投资合伙企业（有限合伙）(Jiaxing Fanhe Investment Partnership (Limited Partnership))

/s/ Jiaxing Fanhe Investment Partnership (Limited Partnership)

By:	/s/ TAN JUI KUANG
Name: TAN JUI KUANG
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

杭州逸星投资合伙企业（有限合伙）(Hangzhou Yixing Investment Partnership (Limited Partnership))

/s/ Hangzhou Yixing Investment Partnership (Limited Partnership)

By:	/s/ CHEN Xiaoliang
Name: CHEN Xiaoliang
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

北京青苗壮管理咨询合伙企业（有限合伙）(Beijing Qingmiaozhuang Management Consulting Partnership (Limited Partnership))

/s/ Beijing Qingmiaozhuang Management Consulting Partnership (Limited Partnership)

By:	/s/ GAO Zhifang
Name: GAO Zhifang
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

湖北梅花晟世股权投资合伙企业（有限合伙）(Hubei Meihuashengshi Equity Investment Partnership (Limited Partnership))

/s/ Hubei Meihuashengshi Equity Investment Partnership (Limited Partnership)

By:	/s/ WU Shichun
Name: WU Shichun
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

北京首新晋元管理咨询中心（有限合伙）(Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership))

/s/ Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership)

By:	/s/ YE Qian
Name: YE Qian
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

成都首钢丝路股权投资基金有限公司(Chengdu Shougang Silu Equity Investment Fund Limited)

/s/ Chengdu Shougang Silu Equity Investment Fund Limited

By:	/s/ ZHANG Meng
Name: ZHANG Meng
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

吉林首钢产业振兴基金合伙企业（有限合伙）(Jilin Shougang Chanye Zhenxing Fund Partnership (Limited Partnership))

/s/ Jilin Shougang Chanye Zhenxing Fund Partnership (Limited Partnership)

By:	/s/ LI Wei
Name: LI Wei
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

宁波天时仁合股权投资合伙企业（有限合伙）(Ningbo Tianshirenhe Equity Investment Partnership (Limited Partnership))

/s/ Ningbo Tianshirenhe Equity Investment Partnership (Limited Partnership)

By:	/s/ DUAN Ranran
Name: DUAN Ranran
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

青岛车盈投资合伙企业（有限合伙）(Qingdao Cheying Investment Partnership (Limited Partnership))

/s/ Qingdao Cheying Investment Partnership (Limited Partnership)

By:	/s/ WANG Yang
Name: WANG Yang
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

车美（上海）企业管理咨询合伙企业（有限合伙）(Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership))

/s/ Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership)

By:	/s/ SUN GUO QING
Name: SUN GUO QING
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Xingrui Capital Inc.

/s/ Xingrui Capital Inc.

By:	/s/ DU Mu
Name: DU Mu
Title: Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

厦门市海丝启盟股权投资基金合伙企业（有限合伙）(Xiamen Haisi Qimeng Equity Investment Fund Partnership (Limited Partnership))

/s/ Xiamen Haisi Qimeng Equity Investment Fund Partnership (Limited Partnership)

By:	/s/ AN Heng
Name: AN Heng
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Hongping Zhang

/s/ LI Tie
Name: LI Tie
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SWIFT THINKER HOLDINGS LIMITED

By:	/s/ LI Tie
Name: LI Tie
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INSPIRED ELITE INVESTMENTS LIMITED

By:	/s/ CHEN Shaohui
Name: CHEN Shaohui
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Kevin Sunny Holding Limited

By:	/s/ WANG Huiwen
Name: WANG Huiwen
Title: Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SCHEDULE I

LIST OF FOUNDER HOLDING COMPANIES

Founder Holding Companies	Holders	Percentage	Number of shares
AMP Lee Ltd.	Xiang Li (李想)	100%	1
Da Gate Limited	Yanan Shen (沈亚楠)	100%	1

LIST OF FOUNDERS

Founders	ID Card Number/Passport
Xiang Li(李想)	******************
Yanan Shen (沈亚楠)	******************

Schedule I to Amended and Restated Shareholders Agreement

SCHEDULE II

LIST OF SHAREHOLDERS

Amp Lee Ltd.

Da Gate Limited

Sea Wave Overseas Limited

Rainbow Six Limited

Fresh Drive Limited

RUNNING GOAL LIMITED

Zhejiang Leo (Hongkong) Limited

Roydswell Noble Limited

Angel Like Limited

Striver Holdings Ltd.

Light Room Limited

Wisdom Haoxin Limited

East Jump Management Limited

Hybrid Innovation Limited

BRV Aster Fund II, L.P.

BRV ASTER OPPORTUNITY FUND I, L.P.

Future Capital Discovery Fund I, L.P.

Future Capital Discovery Fund II, L.P.

Cango Inc.

GZ Limited

Unicorn Partners II Investments Ltd.

Zijin Global Inc.

Raffles Fund SPC - GX Alternative SP

Bytedance (HK) Limited

Lais Science and Technology Ltd.

West Mountain Pond Limited

Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership) (厦门源加创业投资合伙企业（有限合伙）)

Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership) (上海华晟领飞股权投资合伙企业（有限合伙）)

Jiaxing Zizhiyihao Equity Investment Partnership (Limited Partnership) (嘉兴自知一号股权投资合伙企业（有限合伙）)

Ningbo Meihuamingshi Investment Partnership (Limited Partnership) (宁波梅花明世投资合伙企业（有限合伙）)

Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership) (杭州上壹嘉乘投资管理合伙企业（有限合伙）)

Shanghai Jingheng Enterprise Management Consulting Partnership (Limited Partnership) (上海景衡企业管理咨询合伙企业（有限合伙）)

Tianjin Lanchixinhe Investment Centre (Limited Partnership) (天津蓝驰新禾投资中心（有限合伙）)

Schedule II to Amended and Restated Shareholders Agreement

Ningbo Meishan Bonded Port Area Zhongka Investment Management Partnership (Limited Partnership) (宁波梅山保税港区众咖投资管理合伙企业（有限合伙）)

Ningbo Meishan Bonded Port Area Ximao Equity Investment Partnership (Limited Partnership) (宁波梅山保税港区熙茂股权投资合伙企业（有限合伙）)

Ningbo Meishan Bonded Port Area Hongzhan Equity Investment Partnership (Limited Partnership) (宁波梅山保税港区泓展股权投资合伙企业（有限合伙）)

Shenzhen Jiayuanqihang Chuangye Investment Enterprise (Limited Partnership) (深圳市嘉源启航创业投资企业（有限合伙）)

Xiamen Xinweidachuang Investment Partnership (Limited Partnership) (厦门新纬达创投资合伙企业（有限合伙）)

Ningbo Meishan Bonded Port Area Shanxingshiji Equity Investment Partnership (Limited Partnership) (宁波梅山保税港区山行世纪股权投资合伙企业（有限合伙）)

Beijing Qingmiaozhuang Management Consulting Partnership (Limited Partnership) (北京青苗壮管理咨询合伙企业（有限合伙）)

J Jiaxing Fanhe Investment Partnership (Limited Partnership) (嘉兴帆禾投资合伙企业（有限合伙）)

Hangzhou Yixing Investment Partnership (Limited Partnership) (杭州逸星投资合伙企业（有限合伙）)

China TH Capital Limited

Hubei Meihuashengshi Equity Investment Partnership (Limited Partnership) (湖北梅花晟世股权投资合伙企业（有限合伙）)

Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership) (北京首新晋元管理咨询中心（有限合伙）)

Ningbo Tianshirenhe Equity Investment Partnership (Limited Partnership) (宁波天时仁合股权投资合伙企业（有限合伙）)

Qingdao Cheying Investment Partnership (Limited Partnership) (青岛车盈投资合伙企业（有限合伙）)

Chengdu Shougang Silu Equity Investment Fund Limited (成都首钢丝路股权投资基金有限公司)

Jilin Shougang Chanye Zhenxing Fund Partnership (Limited Partnership) (吉林首钢产业振兴基金合伙企业（有限合伙）)

Xingrui Capital Inc.

Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership)) 车美（上海）企业管理咨询合伙企业（有限合伙）

Xiamen Haisi Qimeng Equity Investment Fund Partnership (Limited Partnership) (厦门市海丝启盟股权投资合伙企业（有限合伙）)

Lighthouse KW Corp.

SWIFT THINKER HOLDINGS LIMITED

Hongping Zhang

Inspired Elite Investments Limited

Kevin Sunny Holding Limited

SCHEDULE III

ADDRESS FOR NOTICES

If to the Group Companies, the Founder Holding Companies and the Founders and the parties listed below:

Amp Lee Limited, Da Gate Limited, Sea Wave Overseas Limited, Angel Like Limited, Rainbow Six Limited, Fresh Drive Limited, Light Room Limited, and C&J International Holdings Limited

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

If to the Preferred Shareholders:

RUNNING GOAL LIMITED

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Zhejiang Leo (Hongkong) Limited （浙江利欧（香港）有限公司）

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership)（厦门源加创业投资合伙企业（有限合伙））

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership) （上海华晟领飞股权投资合伙企业（有限合伙））

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership) （杭州上壹乘投资管理合伙企业（有限合伙））and Hangzhou Yixing Investment Partnership (Limited Partnership)（杭州逸星投资合伙企业（有限合伙））

Schedule III to Amended and Restated Shareholders Agreement

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Ningbo Meishan Bonded Port Area Zhongka Investment Management Partnership (Limited Partnership)（宁波梅山保税港区众咖投资管理合伙企业（有限合伙））and Wisdom Haoxin Limited

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Ningbo Meishan Bonded Port Area Ximao Equity Investment Partnership (Limited Partnership) （宁波梅山保税港区熙茂股权投资合伙企业（有限合伙））and

Ningbo Meishan Bonded Port Area Hongzhan Equity Investment Partnership (Limited Partnership) （宁波梅山保税港区泓展股权投资合伙企业（有限合伙））

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Shenzhen Jiayuanqihang Chuangye Investment Enterprise (Limited Partnership)（深圳市嘉源启航创业投资企业（有限合伙））

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Ningbo Meishan Bonded Port Area Shanxingshiji Equity Investment Partnership (Limited Partnership) （宁波梅山保税港区山行世纪股权投资合伙企业（有限合伙））

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

China TH Capital Limited

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Roydswell Noble Limited

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Cango Inc.

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Qingdao Cheying Investment Partnership (Limited Partnership) (青岛车盈投资合伙企业（有限合伙）)

Lighthouse KW Corp.

Address:                                               ******************

Attention:                                       ******************

E-mail:                                                      ******************

Unicorn Partners II Investments Ltd.

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Zijin Global Inc.

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Changsha Xiangjiang Longzhu Equity Fund, L.P.（长沙湘江龙珠私募股权投资基金企业（有限合伙））

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

Raffles Fund SPC - GX Alternative SP

Address:                                                 ******************

Attention:                                         ******************

Email:                                                            ******************

******************

******************

Jiaxing Zizhiyihao Equity Investment Partnership (Limited Partnership)（嘉兴自知一号股权投资合伙企业（有限合伙））and

Beijing Qingmiaozhuang Management Consulting Partnership (Limited Partnership)（北京青苗壮管理咨询合伙企业（有限合伙）） and

FUTURE CAPITAL DISCOVERY FUND II, L.P. and

FUTURE CAPITAL DISCOVERY FUND I, L.P.

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Ningbo Meihuamingshi Investment Partnership (Limited Partnership)（宁波梅花明世投资合伙企业（有限合伙）） and

Hubei Meihuashengshi Equity Investment Partnership (Limited Partnership)（湖北梅花晟世股权投资合伙企业（有限合伙））

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Striver Holdings Ltd.

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Shanghai Jingheng Enterprise Management Consulting Partnership (Limited Partnership)（上海景衡企业管理咨询合伙企业（有限合伙））

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Xiamen Xinweidachuang Investment Partnership (Limited Partnership) (厦门新纬达创投资合伙企业（有限合伙）)

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

GZ Limited

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

East Jump Management Limited

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Jiaxing Fanhe Investment Partnership (Limited Partnership)（嘉兴帆禾投资合伙企业（有限合伙）） and

Tianjin Lanchixinhe Investment Centre (Limited Partnership)（天津蓝驰新禾投资中心（有限合伙））

Address:                                                 ******************

Telephone:                                   ******************

Email:                                                            ******************

Attention:                                         ******************

Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership)（北京首新晋元管理咨询中心（有限合伙）） and

Chengdu Shougang Silu Equity Investment Fund Limited （成都首钢丝路股权投资基金有限公司）and

Jilin Shougang Chanye Zhenxing Fund Partnership (Limited Partnership) （吉林首钢产业振兴基金合伙企业（有限合伙））and

Hybrid Innovation Limited

Address:                                                 ******************

Telephone:                                   ******************

Email:                                                            ******************

Attention:                                         ******************

Ningbo Tianshirenhe Equity Investment Partnership (Limited Partnership) （宁波天时仁和股权投资合伙企业（有限合伙））

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

BRV Aster Fund II, L.P.

Address:                                                 ******************

Email:                                                            ******************

With a copy to:

Address:                                                 ******************

Email:                                                            ******************

BRV Aster Opportunity Fund I, L.P.

Address:                                                 ******************

Email:                                                            ******************

With a copy to:

Address:                                                 ******************

Email:                                                            ******************

Bytedance (HK) Limited

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Xiamen Haisi Qimeng Equity Investment Fund Partnership (Limited Partnership) (厦门市海丝启盟股权投资合伙企业（有限合伙）)

Address:                                                 ******************

Email:                                                            ******************

Attention:                                         ******************

Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership) 车美（上海）企业管理咨询合伙企业（有限合伙）

Address:                                               ******************

Attention:                                       ******************

E-mail:                                                      ******************

Lais Science and Technology Ltd.

Address:                                               ******************

Attention:                                       ******************

E-mail:                                                      ******************

Xingrui Capital Inc.

Address:                                               ******************

Attention:                                       ******************

E-mail:                                                      ******************

West Mountain Pond Limited

Address:                                               ******************

Attention:                                       ******************

E-mail:                                                      ******************

SWIFT THINKER HOLDINGS LIMITED

Address:                                               ******************

E-mail:                                                      ******************

Attention:                                       ******************

Hongping Zhang

Address:                                               ******************

E-mail:                                                      ******************

Attention:                                       ******************

Inspired Elite Investments Limited

Address:                                               ******************

E-mail:                                                      ******************

Attention:                                       ******************

Kevin Sunny Holding Limited

Address:                                               ******************

E-mail:                                                      ******************

Attention:                                       ******************

SCHEDULE IV

MEITUAN RESTRICTED PERSON

“Meituan Restricted Person” means any of the following entities, (i) **************************************, **************************, **************************, **************************, (ii) each of the respective successors, assigns and Affiliates of the forgoing entities, and (iii) any entity in which any of the entities listed in the forgoing (i) holds directly or indirectly not less than twenty percent (20%) of the total equity interest or voting interest of such entity).

Schedule IV to Amended and Restated Shareholders Agreement

APPENDIX A

REGISTRATION RIGHTS

1.                                      Definition.  All the capitalized terms used but not defined in this Appendix shall have the meanings as set forth in the Agreement.

2.                                      Demand Registration.

2.1.         Registration Other Than on Form F-3 or Form S-3.  Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the expiry of one hundred eighty (180) days following the effective date of a Registration Statement in connection with a Qualified IPO or (ii) June 30, 2023, Holders holding twenty five percent (25%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of at least twenty five percent (25%) of the Registrable Securities. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1 with respect to such non-included Registrable Securities.

2.2.         Registration on Form F-3 or Form S-3.  The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding twenty five percent (25%)  or more of the voting power of the then outstanding Registrable Securities held by all Holders may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 are not fully included in such Registration for any reason other than solely due to

Appendix A to Amended and Restated Shareholders Agreement

1

the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3.         Right of Deferral.

2.3.1.      The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(i)            during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Class A Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(ii)           in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(iii)          with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 is not available for such offering by the Holders.

2.3.2.      If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that the Company may not utilize this right more than once during any six- (6-) month period; provided further that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

2.4.         Underwritten Offerings.  If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may

2

exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.                                      Piggyback Registrations.

3.1.         Registration of the Company’s Securities.  Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2.         Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein.  The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3.         Underwriting Requirements.

(i)            In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing

3

to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy percent (70%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)           If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4.         Exempt Registrations.  The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.                                      Registration Procedures.

4.1.         Registration Procedures and Obligations.  Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)            Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority of the voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)           Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)          Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)          Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as

4

reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)          Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)         Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (a) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (b) comfort letters dated as of (1) the effective date of the registration statement covering such Registrable Securities, and (2) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)        Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)          Not, without the written consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus”, as defined in Rule 405 promulgated under the Act;

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(x)           Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)          Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with IPO, the primary exchange on which the Company’s securities will be traded.

4.2.         Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3.         Expenses of Registration.  All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.                                      Registration-Related Indemnification.

5.1.         Company Indemnity.

(i)            To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under

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Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws.  The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)           The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2.         Holder Indemnity.

(i)            To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.  No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)           The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is

7

effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3.         Notice of Indemnification Claim.  Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4.         Contribution.  If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (i) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5.         Underwriting Agreement.  To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in

8

connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6.         Survival.  The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.                                      Additional Registration-Related Undertakings.

6.1.         Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)           file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)          at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2.         Limitations on Subsequent Registration Rights.  From and after the Closing, the Company shall not, without the written consent of holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity

9

Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3.         “Market Stand-Off” Agreement.  Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (b) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (c) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Preferred Shareholder agree to execute and deliver to the underwrites a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4.         Termination of Registration Rights.  The registration rights set forth in Section 2 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of Qualified IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5.         Exercise of Class A Ordinary Share Equivalents.  Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Class A Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Class A Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6.         Intent.  The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

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(i)            it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)           it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Class A Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Preferred Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Class A Ordinary Shares in lieu of such derivative securities.

6.7.         Assignment of Registration Rights.  The registration rights of a Holder under Sections 2 to 6 hereof may be assigned to a transferee in connection with any transfer or assignment of Registrable Securities by a Holder, provided that (i) such transfer or assignment of Registrable Securities is in compliance with Applicable Securities Laws, the Charter Documents of the Company and the Transaction Documents, (ii) no party may be assigned any of the foregoing rights unless the Company is given prior written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and (iii) any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

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APPENDIX B

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE (this “Deed”) is made on the [_____] day of [_____] by [name of new shareholder], [a citizen of [_____] with [_____] passport no. [_____] and [his/her] residential address at [_____] / [a limited liability company incorporated under the laws of [_____] with its registered office at [_____] (the “New Shareholder”).

WHEREAS

(A)                               By a [transfer of OR subscription for] [description of equity securities] dated [of even date herewith], [name of transferor], [a citizen of [_____] with [_____] passport no. [_____] and [his/her] residential address at [_____] / [a limited liability company incorporated under the laws of [_____] with its registered office at [_____] (the “Transferor”) agreed to transfer to the New Shareholder] / [the New Shareholder subscribed for [number] [description of equity securities]], par value US$0.0001 each in the capital of Leading Ideal Inc., an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”) (together the [“Transferred Shares” OR] [“Subscribed Shares”]).

(B)                               This Deed is entered into in compliance with the terms of the Amended and Restated Shareholders Agreement of the Company dated July 1, 2020 made by and between, inter alios, the Company, the Founders (as defined therein), the Preferred Shareholders (as defined therein), and certain other parties thereto (as supplemented and amended from time to time).

NOW THEREFORE IT IS HEREBY AGREED as follows:

(a)                                 Words and expressions used in this Deed shall have the same meaning assigned to them in the Amended and Restated Shareholders Agreement unless the context otherwise expressly requires.  The rules of interpretation contained in Section 1.2 of the Amended and Restated Shareholders Agreement shall apply to the construction of this Deed with all necessary changes.

(b)                                 The New Shareholder hereby confirms that it has been supplied with a copy of the Amended and Restated Shareholders Agreement.

(c)                                  The New Shareholder hereby agrees to assume and assumes the benefit of the rights [of the Transferor] under the Amended and Restated Shareholders Agreement in respect of the [Transferred Shares OR Subscribed Shares] and hereby agrees to assume and assumes the burden of the [Transferor’s] obligations under the Amended and Restated Shareholders Agreement to be performed after the date hereof in respect of the [Transferred Shares OR Subscribed Shares].

(d)           The New Shareholder hereby agrees to be bound by the Amended and Restated Shareholders Agreement in all respects as if the New Shareholder were a party to the Amended

Appendix B to Amended and Restated Shareholders Agreement

and Restated Shareholders Agreement as the holder of [description of equity securities] and to perform:

(i)            [all the obligations of the Transferor in that capacity thereunder; and]

(ii)                                  all the obligations expressed to be imposed on such a party to the Amended and Restated Shareholders Agreement;

[in both cases,] to be performed on or after the date hereof.

(e)                                  The New Shareholder hereby further agrees and covenants that the [acquisition, owning and holding of Transferred Shares / subscription, owning and holding of Subscribed Shares] is in full compliance with the requirements of all applicable Laws.

(f)                                   This Deed is made for the benefit of:

(i)                                     the parties to the Amended and Restated Shareholders Agreement; and

(ii)                                  any other Person who may after the effective date of the Amended and Restated Shareholders Agreement (and whether or not prior to, on or after the date hereof) assume any rights or obligations under the Amended and Restated Shareholders Agreement and be permitted to do so by the terms thereof;

and this Deed shall be irrevocable without the written consent of the Company acting on their behalf in each case only for so long as they hold any Equity Securities in the capital of the Company.

(g)           [For the avoidance of doubt, if applicable, nothing in this Deed shall release the Transferor from any liability in respect of any obligations under the Amended and Restated Shareholders Agreement due to be performed prior to the date of this Deed.]

(h)                                 None of the Investors:

(i)                                     makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Amended and Restated Shareholders Agreement (or any agreement entered into pursuant thereto); or

(ii)                                  makes any representation or warranty or assumes any responsibility with respect to the content of any information regarding the Company or any Group Company or otherwise relates to the acquisition of Equity Securities in the Company; or

(iii)                               assumes any responsibility for the financial condition of the Company or any Group Company or any other party to the Amended and Restated Shareholders Agreement or any other document or for the performance and observance by the Company or any other party to the Amended and Restated Shareholders Agreement or any other document (save as expressly provided therein);

and any and all conditions and warranties, whether express or implied by Law or otherwise, are excluded.

(i)                                     The New Shareholder’s address for notices, demands and all other communications under the Amended and Restated Shareholders Agreement is as follows:

[name of New Shareholder]

Address:	[*]
Fax Number:	[*]
Email:	[*]
Attention:	[*]

(j)                                    This Deed shall be read as one with the Amended and Restated Shareholders Agreement so that any reference in the Amended and Restated Shareholders Agreement to “this Agreement” and similar expressions shall include this Deed.

(k)                                 This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF this Deed of Adherence is executed as a deed on the date and year first above written.

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of [name of New Shareholder]	)
)
and SIGNED by [_____]	)
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)